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                                                                  EXHIBIT 10.27

                                U.S. $100,000,000

                                CREDIT AGREEMENT

                                   Dated as of

                                November 1, 1996

                                  By and Among

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY,

                               PM HOLDINGS, INC.,

                           THE BANKS SIGNATORY HERETO,

                                       and

                              THE BANK OF NEW YORK,
                                    as Agent



           THIS TRANSACTION WAS ARRANGED BY BNY CAPITAL MARKETS, INC.
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                               TABLE OF CONTENTS

SECTION 1. THE COMMITTED LOAN FACILITY. ...................................... 1
     Section 1.1. The Committed Loans. ....................................... 1
     Section 1.2. Minimum Borrowing Amounts. ................................. 1
     Section 1.3. Manner of Committed Borrowing. ............................. 1

SECTION 2. THE COMPETITIVE BID FACILITY. ..................................... 3
     Section 2.1. The Bid Loans. ............................................. 3
     Section 2.2. Requests for Bid Loans. .................................... 3
     Section 2.3. Notice of Bids; Advice of Rate. ............................ 5
     Section 2.4. Acceptance or Rejection of Bids. ........................... 5
     Section 2.5. Notice of Acceptance or Rejection of Bids. ................. 6
     Section 2.6. Telephonic Notice. ......................................... 7

SECTION 3. INTEREST. ......................................................... 7
     Section 3.1. Domestic Rate Loans. ....................................... 7
     Section 3.2. Adjusted CD Rate Loans. .................................... 8
     Section 3.3. Eurodollar Loans. ......................................... 10
     Section 3.4. Interest on Bid Loans. .................................... 11
     Section 3.5. Default Rate. ............................................. 11
     Section 3.6. Rate Quotations. .......................................... 12
     Section 3.7. Rate Determinations. ...................................... 12
     Section 3.8. Funding Indemnity. ........................................ 12
     Section 3.9. Change of Law. ............................................ 13
     Section 3.10. Unavailability of Deposits or Inability to Ascertain
                   LIBOR or CD Rate. ........................................ 13
     Section 3.11. Increased Cost and Reduced Return. ....................... 14
     Section 3.12. Lending Offices. ......................................... 15
     Section 3.13. Discretion of Bank as to Manner of Funding. .............. 15
     Section 3.14. Exemptions from Withholding. ............................. 15

SECTION 4. PROVISIONS APPLICABLE TO ALL LOANS. .............................. 16
     Section 4.1. Maturity of Loans. ........................................ 16
     Section 4.2. The Notes. ................................................ 17
     Section 4.3. Appointment of Company as Agent for PM. ................... 17
     Section 4.4. Facility Fee. ............................................. 18
     Section 4.5. Agent's Fee. .............................................. 18
     Section 4.6. Voluntary Prepayments. .................................... 18
     Section 4.7. Terminations. ............................................. 19
     Section 4.8. Capital Adequacy. ......................................... 19
     Section 4.9. Place and Application of Payments. ........................ 20
     Section 4.10. Funding by Agent. ........................................ 21
     Section 4.11. Use of Proceeds. ......................................... 21

SECTION 5. REPRESENTATIONS AND WARRANTIES. .................................. 22
     Section 5.1. Corporate Organization and Authority. ..................... 22
     Section 5.2. Financial Statements. ..................................... 22

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     Section 5.3. Full Disclosure. .......................................... 23
     Section 5.4. Restrictions on Borrowers. ................................ 23
     Section 5.5. Pending Litigation. ....................................... 23
     Section 5.6. Licenses and Franchises. .................................. 23
     Section 5.7. Financing is Legal and Authorized. ........................ 24
     Section 5.8. Agreement and Notes Valid and Binding. .................... 24
     Section 5.9. No Defaults. .............................................. 24
     Section 5.10. Governmental Consent. .................................... 24
     Section 5.11. Taxes. ................................................... 25
     Section 5.12. Not an Investment Company. ............................... 25
     Section 5.13. Use of Proceeds. ......................................... 25
     Section 5.14. ERISA. ................................................... 26
     Section 5.15. Compliance with Law and Agreements. ...................... 26
     Section 5.16. Pari Passu. .............................................. 26
     Section 5.17. Ratings. ................................................. 26
     Section 5.18. Environmental Matters. ................................... 26

SECTION 6. CONDITIONS PRECEDENT. ............................................ 27

SECTION 7. BORROWERS COVENANTS. ............................................. 28
     Section 7.1. Corporate Existence, Etc. ................................. 28
     Section 7.2. Insurance. ................................................ 29
     Section 7.3. Taxes, Compliance with Laws. .............................. 29
     Section 7.4. Maintenance of Properties and Authorizations. ............. 29
     Section 7.5. Nature of Business. ....................................... 30
     Section 7.6. Reports and Rights of Inspection. ......................... 30
     Section 7.7. Limitation on Liens. ...................................... 33
     Section 7.8. Adjusted Capital to Assets. ............................... 35
     Section 7.9. Minimum Capital. .......................................... 35
     Section 7.10. 3 to 6 Rated Assets to Net Invested Assets;
                   NAIC Ratings. ............................................ 35
     Section 7.11. 5 to 6 Rated Bonds to Capital. ........................... 36
     Section 7.12. Real Estate Investments to Net Invested Assets. .......... 36
     Section 7.13. Non-Performing Real Estate. .............................. 36
     Section 7.14. Total Debt to Adjusted Capital. .......................... 36
     Section 7.15. ERISA Compliance. ........................................ 37
     Section 7.16. Minimum Ratings. ......................................... 37
     Section 7.17. Mergers, Consolidations and Sales of Assets. ............. 38
     Section 7.18. Risk Based Capital Ratio. ................................ 38

SECTION 8. GUARANTY. ........................................................ 38
     Section 8.1. Guaranty. ................................................. 38
     Section 8.2. Obligations Unconditional. ................................ 39
     Section 8.3. Reinstatement. ............................................ 41
     Section 8.4. Subrogation. .............................................. 41
     Section 8.5. Remedies. ................................................. 42
     Section 8.6. Continuing Guaranty. ...................................... 42
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SECTION 9. EVENTS OF DEFAULT AND REMEDIES. .................................. 42
     Section 9.1. Events of Default. ........................................ 42
     Section 9.2. Non-Bankruptcy Defaults. .................................. 44
     Section 9.3. Bankruptcy Defaults. ...................................... 45

SECTION 10. DEFINITIONS; INTERPRETATION OF AGREEMENT. ....................... 45
     Section 10.1. Definitions. ............................................. 45
     Section 10.2. Accounting Principles. ................................... 55
     Section 10.3. Moody's Ratings and S&P Ratings. ......................... 56
     Section 10.4. Directly or Indirectly. .................................. 56

SECTION 11. THE AGENT FOR THE BANKS. ........................................ 57
     Section 11.1. Appointment and Duties. .................................. 57
     Section 11.2. Sufficiency of the Agreement. ............................ 57
     Section 11.3. Independent Investigation. ............................... 58
     Section 11.4. Agent as Bank. ........................................... 58
     Section 11.5. Indemnification of Agent. ................................ 58
     Section 11.6. Refusal to Act. .......................................... 59
     Section 11.7. Successor Agent. ......................................... 59

SECTION 12. MISCELLANEOUS. .................................................. 59
     Section 12.1. Waiver of Rights. ........................................ 59
     Section 12.2. Non-Business Day. ........................................ 60
     Section 12.3. Documentary Taxes. ....................................... 60
     Section 12.4. Survival of Representations. ............................. 60
     Section 12.5. Survival of Indemnities. ................................. 60
     Section 12.6. Set-off Sharing. ......................................... 61
     Section 12.7. Notices. ................................................. 62
     Section 12.8. Counterparts. ............................................ 62
     Section 12.9. Successors and Assigns. .................................. 62
     Section 12.10. Participants. ........................................... 63
     Section 12.11. Assignment Agreements. .................................. 63
     Section 12.12. Costs and Expenses. ..................................... 64
     Section 12.13. Amendments and Waivers. ................................. 65
     Section 12.14. Governing Law. .......................................... 65
     Section 12.15. Entire Agreement. ....................................... 65
     Section 12.16. Headings and Severability. .............................. 65
     Section 12.17. Consent to Jurisdiction. ................................ 66
     Section 12.18. Service of Process. ..................................... 66
     Section 12.19. No Limitation on Service or Suit. ....................... 66
     Section 12.20. WAIVER OF TRIAL BY JURY ................................. 66

Exhibit  A  -     COMMITTED LOAN NOTE
Exhibit  B  -     BID NOTE
Exhibit  C  -     BID LOAN REQUEST CONFIRMATION
Exhibit  D  -     INVITATION TO BID
Exhibit  E  -     CONFIRMATION OF BID
Exhibit  F  -     NOTICE OF ACCEPTANCE OF BID
Exhibit  G  -     [RESERVED]
Exhibit  H  -     BORROWING CERTIFICATE
Exhibit  I  -     CERTAIN TAX ASSESSMENTS
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         Credit Agreement, dated as of November 1, 1996, by and among Phoenix
Home Life Mutual Insurance Company, a New York mutual insurance company (the "Company"), PM Holdings, Inc., a Connecticut corporation ("PM", and together with the Company, the "Borrowers"), the lenders party hereto from time to time (each a "Bank" and, collectively, the "Banks"), and The Bank of New York ("BNY"), as administrative agent for the Banks.

SECTION 1. THE COMMITTED LOAN FACILITY.

         Section 1.1. The Committed Loans.

         Subject to and on the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively the "Committed Loans") to the Borrowers from time to time prior to the Termination Date on a revolving basis not at any time exceeding in the aggregate the amount of its commitment as set forth on the applicable signature page hereof or on an Assignment Agreement to which it is a party, all as reduced from time to time pursuant to Section 4.7 hereof (its "Commitment" and cumulatively for all the Banks the "Commitments"). The aggregate principal amount of all Loans outstanding at any one time shall not exceed the Commitments as then in effect. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to the amounts of their Commitments. The relevant Borrower may elect that any Committed Borrowing be made available by means of (i) Domestic Rate Loans, (ii) Adjusted CD Rate Loans or (iii) Eurodollar Loans, which Loans may be repaid and the principal amount thereof reborrowed through the Termination Date, subject to all reductions in the Commitments permitted by Section 4.7 hereof and all other terms and conditions hereof. Each Borrower promises to pay interest on each Committed Loan made to it at the rates and times provided in Section 3 hereof.

         Section 1.2. Minimum Borrowing Amounts.

         Each Committed Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and each Committed Borrowing of Fixed Rate Loans shall be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

         Section 1.3. Manner of Committed Borrowing.


         (a) Notice to the Agent. The Company shall on its own behalf or on behalf of PM, as appropriate, give telephonic, telex or telecopy notice to the Agent (which notice shall be irrevocable once given and if by telephone shall be promptly confirmed in writing) by no later than 10:00 a.m. (New York time) (i) on the date at least three (3) Business Days prior to the date of each requested Committed Borrowing of Eurodollar Loans, (ii) on the date at least one (1) Business Day prior to the date of each requested Committed Borrowing of Adjusted CD Rate Loans, and (iii) on the date of each requested Committed Borrowing of Domestic Rate Loans. Each such notice shall specify
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the Borrower, the date of the requested Borrowing (which shall be a Business
Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing and, if such Borrowing is to be comprised of Fixed Rate Loans, the Interest Period applicable thereto. The Borrowers agree that the Agent may rely on any such telephonic, telex or telegraphic notice given by any person which it in good faith believes is an Authorized Representative without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Agent has acted in reliance thereon.

         (b) Notice to the Banks. The Agent shall give telephonic, telex, telecopy or facsimile notice to each of the Banks of any Committed Borrowing request received pursuant to Section 1.3(a) hereof by the close of business on the date the Agent received the Company's request and, if such notice requests the Banks to make Committed Loans that are Fixed Rate Loans, the Agent shall give notice to the Company and each of the Banks by like means of the interest rate applicable thereto, on the day the Agent has made such determination.

         (c) Failure to Notify. In the event the Company (on its own behalf or on behalf of PM, as appropriate) fails to give notice pursuant to Section 1.3(a) hereof of the reborrowing of the principal amount of any maturing Borrowing of Fixed Rate Loans and has not notified the Agent by 10:00 a.m. (New York time) on the day such Borrowing matures that it intends to repay such Borrowing, the Company shall be deemed to have requested a Committed Borrowing of Domestic Rate Loans on such day in the amount of the maturing Borrowing of Fixed Rate Loans.

         (d) Disbursement. Not later than noon (New York time) on the date of any Committed Borrowing, each Bank shall make available its Committed Loan in funds immediately available in New York, New York at the office of the Agent, except to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Committed Borrowing of Fixed Rate Loans (a "Refunding Borrowing"), in which case each Bank shall record the Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the Committed Loan Note held by it, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Fixed Rate Loan through the proceeds of such new Committed Loan. Subject to Section 6 hereof, the Agent shall make the proceeds of each Borrowing other than Refunding Borrowings available to the applicable Borrower at the Agent's office in New York, New York.

SECTION 2. THE COMPETITIVE BID FACILITY.

         Section 2.1. The Bid Loans.


         At any time before the Termination Date, the Company (on its own behalf or on behalf of PM, as appropriate) may request the Banks to offer to make uncommitted loans (each a "Bid Loan" and collectively the "Bid Loans") to it or to PM in the manner set

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forth in this Section 2 and in amounts such that the aggregate principal amount of all Committed Loans and Bid Loans at any time outstanding hereunder shall not exceed the Commitments of the Banks then in effect. The Banks may, but shall have no obligation to, make such offers and the applicable Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Commitment), subject to the limitation that the aggregate principal amount of all Loans outstanding at any time may not at any time exceed the Commitments then in effect and subject to the other conditions of this Section 2.

         Section 2.2. Requests for Bid Loans.


         (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request"), the Company (on its own behalf or on behalf of PM, as appropriate) shall give telephonic notice to the Agent no later than 2:00 p.m. (New York time) one (1) Business Day before the proposed Borrowing Date, followed on the same day by a duly completed confirmation (a "Bid Loan Request Confirmation"), delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this Section 2.2, to be received by the Agent no later than 2:30 p.m. (New York time) on such day. Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C hereto or otherwise contain the information required by this Section 2.2 may be rejected by the Agent, and the Agent shall give telephonic notice to the Company of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C hereto or otherwise contain the information required by this Section 2.2. Requests for Bid Loans shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date, (ii) the aggregate principal amount thereof (which shall not be less than $1,000,000 and shall be an integral multiple of $1,000,000), (iii) the proposed term of the Bid Loan and
(iv) the proposed Borrower.

         (b) Invitation to Bid. Upon receipt by the Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or otherwise contains the information required by this Section 2.2, the Agent shall, by telephone (no later than 3:30 p.m. (New York time) on the same day the Agent receives a Bid Loan Request Confirmation), promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to such Bid Loan Request.

         (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Loans (a "Bid") to the relevant Borrower responsive to the related Bid Loan Request. Each Bid by a Bank must be received by the Agent by telephone not later than 9:00 a.m. (New York time) on the proposed Borrowing Date promptly confirmed in writing by a duly completed confirmation (a "Confirmation of Bid") delivered by telecopier or other

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means of facsimile communication substantially in the form of Exhibit E hereto or otherwise containing the information required by this subsection (c), to be received by the Agent on the same day; provided, however, that any Bid made by a Bank which is the Agent must be made by telephone to the Company by no later than 8:45 a.m. (New York time) on such day. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (x) the interest rate (which shall be computed on the basis of a 360 day year and actual days elapsed for a period equal to the proposed term of the Bid Loan) at which the relevant Bank is prepared to make such Bid Loan, (y) the principal amount of such Bid Loan, which
(1) shall be in a minimum principal amount of $1,000,000, or an integral multiple of $1,000,000 in excess thereof, and (2) may equal the entire principal amount requested by the Company, and (z) the maturity with respect to such Bid Loan and the last day thereof. The Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language other than as provided for in the immediately preceding sentence, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds other than as provided for in the immediately preceding sentence, or
(iv) is received by the Agent later than 9:00 a.m. (New York time). Any Bid submitted by a Bank pursuant to this Section 2.2 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E hereto; provided that in all events the telephone Bid received by the Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, such Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain term is referred to herein as an "Offer".

         Section 2.3. Notice of Bids; Advice of Rate.

         The Agent shall give telephonic notice to the Company no later than 9:15 a.m. (New York time) on the proposed Borrowing Date of the number of Bids made, the interest rate(s) and maturities applicable to each Bid, the maximum principal amount bid at each interest rate for each maturity, and the identity of the Bank making, such Bid. The Agent shall send a written summary of all Bids received by it to the Company on the same day.

         Section 2.4. Acceptance or Rejection of Bids.


         The Company (on its behalf or on behalf of PM, as appropriate) may in its sole and absolute discretion, subject only to the provisions of this Section 2.4, irrevocably accept or reject, in whole or in part, any Offer. No later than 9:45 a.m. (New York time) on the proposed Borrowing Date, the Company shall give telephonic notice to the Agent of whether and to what extent it has decided to accept or reject on its behalf or on behalf of PM (as appropriate) any or all of the Offers made in response to a Bid Loan Request, which notice shall be promptly confirmed by a telecopy or other form of facsimile

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communication to be received by the Agent on the proposed Borrowing Date;
provided, however, that in the event any Offers are accepted, (i) the Company shall accept Offers solely on the basis of ascending interest rates, (ii) if the Company declines to effect a Borrowing (on its own behalf or on behalf of PM, as appropriate) of the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular maturity have been made, or is prevented from doing so by any other condition hereof, then the Company shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $500,000, then the Company may round allocations up or down in integral multiples not less than $100,000 as it shall deem appropriate), (iii) the aggregate principal amount of all Offers accepted by the Company (on its behalf or on behalf of PM, as appropriate) shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (iv) no Offer of a Bid Loan shall be accepted in a principal amount less than $1,000,000. Any telephonic notice given by the Company pursuant to this Section 2.4 shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice.

         Section 2.5. Notice of Acceptance or Rejection of Bids.

         (a) Notice to Banks Making Bids. The Agent shall give telephonic notice to each Bank whether any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate and for what term) no later than 10:00 a.m. (New York time) on the proposed Borrowing Date, and each successful bidder will thereupon become bound, subject to Section 6 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid has been accepted. As soon as practicable thereafter the Agent shall send written notice substantially in the form of Exhibit F hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

         (b) Disbursement of Bid Loans. Not later than noon (New York time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 2.5(a) hereof shall make available to the Agent the principal amount of each such Bid Loan in immediately available funds at the Agent's principal office in New York, New York. Subject to Section 6 hereof, the Agent shall promptly thereafter make available to the relevant Borrower as directed by the Company like funds as received from each Bank, at such office of the Agent in New York, New York.

         (c) Bid Summaries to the Banks. Before the close of business on each Borrowing Date for Bid Loans, the Agent shall endeavor to notify each Bank of the

                                      -5-
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aggregate amount of Bid Loans advanced pursuant to a Bid Loan Request on such
Borrowing Date and the lowest and highest interest rates at which Bid Loans were made for each maturity.

         Section 2.6. Telephonic Notice.


         Each Bank's telephonic notice to the Agent of its Bid pursuant to
Section 2.2(c) hereof, and the Company's telephonic acceptance of any Offer (on its own behalf or on behalf of PM, as appropriate) contained in a Bid pursuant to Section 2.4 hereof, shall be irrevocable and binding on such Bank and the relevant Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Agent shall be entitled to act, or to fail to act, hereunder in reliance on its records of any telephonic notices provided for herein and that the Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephonic notice or otherwise, provided that the Agent has acted, or failed to act, in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in this Section 2 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Agent shall have no obligation to notify the Company of any Bid received by it later than 9:00 a.m. (New York time) on the proposed Borrowing Date, and no acceptance by the Company (on its own behalf or on behalf of PM, as appropriate) of any Offer contained in a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Agent later than 9:45 a.m. (New York time) on the proposed Borrowing Date.

SECTION 3. INTEREST.

         Section 3.1. Domestic Rate Loans.

         Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed except when clause (ii) of the definition of the term "Domestic Rate" is applicable, in which case the computation shall be made on the basis of a year of 360 days for the actual number of days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum, determined daily, equal to the Domestic Rate from time to time in effect, due and payable on the last day of each March, June, September and December, and at maturity (whether by acceleration or otherwise).

         "Domestic Rate" means for any day the greater of:


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
         (i) the rate of interest per annum publicly announced in New York City by BNY from time to time as its prime commercial lending rate (it being understood that such rate may not be such Bank's best or lowest rate), with any change in the Domestic Rate resulting from a change in said prime commercial lending rate to be effective as of the date of the relevant change in said prime commercial lending rate; and

         (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the arithmetic average of the rates quoted to the Agent by each of the Reference Banks as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 11:00 a.m. (New York time) (or as soon thereafter as is practicable) on such day by two or more New York Federal funds dealers of recognized standing selected by such Reference Bank for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to such Reference Bank for which such rate is being determined, plus (y) 1/2 of 1%.

         Section 3.2. Adjusted CD Rate Loans.

         Each Adjusted CD Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted CD Rate, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise) and, if the applicable Interest Period is longer than 90 days, on the date occurring every 90 days after the date of the Borrowing of such Loan. The interest rate applicable to an Adjusted CD Rate Loan shall be fixed during each Interest Period applicable to such Loan except as expressly provided in this Agreement with respect to adjustments for changes in the Applicable Margin, the CD Reserve Percentage or the Assessment Rate applicable to such Loan.

         "Adjusted CD Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined in accordance with the following formula:

Adjusted CD Rate =          CD Rate
                   ------------------------     Assessment
                  100%-CD Reserve Percentage  +    Rate

         "Assessment Rate" means, with respect to any Interest Period for a Borrowing of Adjusted CD Rate Loans, the highest assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) imposed by the Federal Deposit Insurance Corporation for insuring member banks' liabilities for time deposits, as in effect from time to time. The Adjusted CD Rate shall be automatically adjusted as of the date of any change in the Assessment Rate.

         "CD Rate" means, with respect to an Interest Period for a Borrowing of Adjusted CD Rate Loans, the arithmetic average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates quoted to the Reference Banks in the secondary market at approximately 10:00 a.m. (New York time) on the first day of such Interest Period by three New York certificate of deposit dealers of recognized standing selected by each Reference Bank for the purchase at face value from each Reference Bank of its U.S. Dollar certificates of deposit in an amount comparable to the amount of the Borrowing scheduled to be outstanding during such Interest Period and having a maturity approximately equal to such Interest Period.

         "CD Reserve Percentage" means, for any day during an Interest Period for a Borrowing of Adjusted CD Rate Loans, the rate of the maximum reserve requirement (including, without limitation, any supplemental, marginal and emergency reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) from time to time on non-personal time deposits in the United States of any member bank of the Federal Reserve System having a maturity equal to the applicable Interest Period and in an amount equal to the principal amount of the Borrowing for such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. Without limiting the effect of the foregoing, the CD Reserve Percentage shall reflect any other reserves required to be maintained by a member bank of the Federal Reserve System against (1) any category of liabilities that includes deposits by reference to which the CD Rate for Adjusted CD Rate Loans is to be determined or (2) any category of extension of credit or other assets that include Adjusted CD Rate Loans. The Adjusted CD Rate shall automatically be adjusted as of the date of any change in the CD Reserve Percentage.

         Section 3.3. Eurodollar Loans.

         Each Eurodollar Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR Rate, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on the date occurring three months after the date of the Borrowing of such Loan. The interest rate applicable to a Eurodollar Loan shall be fixed during the Interest Period applicable to such Loan except as expressly provided in this Agreement with respect to adjustments for changes in the Applicable Margin or the Eurodollar Reserve Percentage applicable to such Loan.

         "Adjusted LIBOR Rate" means a rate per annum determined in accordance with the following formula:

Adjusted LIBOR Rate  =            L  I  B  O  R
                        --------------------------------------
                   100% - Eurodollar Reserve Percentage

         "LIBOR" means, with respect to an Interest Period for a Borrowing of Eurodollar Loans, the arithmetic average of the respective rates of interest per annum, determined by the Reference Banks (rounded upwards, if necessary, to the nearest 1/100 of 1%), at which deposits of United States Dollars in immediately available and freely transferable funds are offered to each of the Reference Banks at 10:00 a.m. (New York time) two Business Days prior to the commencement of such Interest Period by major banks in the offshore interbank market upon request by each such Reference Bank for a period equal to such Interest Period and in an amount equal to the principal amount of the Borrowing scheduled to be outstanding during such Interest Period.

         "Eurodollar Reserve Percentage" means, for any day during an Interest Period for a Borrowing of Eurodollar Loans, the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on such day by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined on any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto, but without regard to the benefit of credits for proration, exceptions or offsets which may be available from time to time to any of the Banks. The Adjusted LIBOR Rate shall automatically be adjusted as of the date of any change in the Eurodollar Reserve Percentage.

         Section 3.4. Interest on Bid Loans.


         Each Borrower shall pay interest on the unpaid principal amount of each Bid Loan borrowed by such Borrower from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year and the actual number of days elapsed) payable on the maturity date applicable to such Bid Loan (whether by acceleration or otherwise), and, if the term of a Bid Loan is longer than 90 days, on each day occurring every 90 days after the date such Loan is made.

         Section 3.5. Default Rate.


         If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such principal shall bear interest (computed on the same basis as in effect thereon at the time of such default) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

         (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) per annum plus the Domestic Rate from time to time in effect; and

         (b) with respect to any Fixed Rate Loan the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period (or scheduled maturity date in the case of Bid Loans) applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum, plus the Domestic Rate from time to time in effect.

         Section 3.6. Rate Quotations.


         Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section 3. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks.

         Section 3.7. Rate Determinations.


         The Agent shall determine each interest rate applicable to the Committed Loans hereunder in accordance herewith, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct.

         Section 3.8. Funding Indemnity.


         In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank, and any loss of profit) as a result of:

         (a) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of its Interest Period or its due date for any reason and whether or not such payment is required to be made under this Agreement;

         (b) any failure (because of a failure to meet the conditions of Section 6 hereof or otherwise) by a Borrower to borrow a Fixed Rate Loan on the date specified in a notice given pursuant to this Agreement; or

         (c) any failure by a Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), then, upon the demand of such Bank, the applicable Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the applicable Borrower a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and such certificate shall be deemed prima facie correct.

         Section 3.9. Change of Law.


         Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, such Bank shall promptly give notice thereof to the applicable Borrower and the Agent and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. To the extent required to comply with any such law as changed, the applicable Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement including, without limitation, Section 3.8 hereof; provided, however, subject to all of the terms and conditions of this Agreement, the applicable Borrower may then elect to borrow the principal amount of the affected Eurodollar Loan from such Bank by means of a Domestic Rate Loan or Adjusted CD Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank. During the period when it is unlawful for any Bank to make Eurodollar Loans, Committed Loans shall continue to be made in such a manner so that the percentage of each Bank's Commitment in the form of Committed Loans is unchanged, but the Banks affected by such illegality shall make their share of each Committed Borrowing which has been requested in the form of Eurodollar Loans available in the form of a Domestic Rate Loan or Adjusted CD Rate Loan, as requested by the Company.

         Section 3.10. Unavailability of Deposits or Inability to Ascertain LIBOR or CD Rate.


         If on or prior to the first day of any Interest Period for any Committed Borrowing of Fixed Rate Loans the Agent is advised by the Reference Banks that deposits in United States Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period or that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or Adjusted CD Rate, then the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Adjusted CD Rate Loans or Eurodollar Loans, as the case may be, shall be suspended.

         Section 3.11. Increased Cost and Reduced Return.


         If the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payment to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes involving the imposition or increase of a tax on the overall net income or gross receipts of such Bank or its Lending Office and imposed by the jurisdiction or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its Lending Office is located); or

         (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Adjusted CD Rate Loan any such requirement included in the applicable CD Reserve Percentage and (B) with respect to any Eurodollar Loan any such requirement included in the applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the offshore interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the applicable Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. A certificate of any Bank claiming compensation under this Section 3.11 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie correct. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Section 3.12. Lending Offices.


         Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature pace hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrowers and the Agent (but such funds shall in any event be made available to the applicable Borrower at the office of the Agent as herein provided for).

         Section 3.13. Discretion of Bank as to Manner of Funding.


         Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Bank had actually funded and maintained each Fixed Rate Loan which is a Committed Borrowing through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to the CD Rate or LIBOR, as applicable, for such Interest Period.

         Section 3.14. Exemptions from Withholding.


         (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and its Loans) or Form 4224 (in duplicate) (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and its Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and duly updated forms as the Borrowers or Agent may notify such Bank are required under then-current United States law to avoid United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans.

         (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 3.14 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrowers and the Agent of such fact and such Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. In the event any Bank so notifies the Borrowers and the Agent, such Bank agrees that it will at any time thereafter at the request of the Borrowers assign its Notes and rights and obligations hereunder to another lender designated by the Borrowers and approved by the Agent (which approval will not be unreasonably withheld) under and pursuant to Section 12.11 hereof (except that the $5,000,000 assignment minimum shall not apply) upon payment to it of the amount of principal and accrued and unpaid interest and fees owing it as of the date such assignment becomes effective and any amount which would be due it hereunder had its Fixed Rate Loans been prepaid rather than assigned.

SECTION 4. PROVISIONS APPLICABLE TO ALL LOANS.

         Section 4.1. Maturity of Loans.


         Each Fixed Rate Loan which is a Committed Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto, provided that, subject to the terms and conditions of this Agreement, such Fixed Rate Loan may be refunded through a Refunding Borrowing. Each Domestic Rate Loan shall mature and become due and payable on the Termination Date and each Bid Loan shall mature and become due and payable on its maturity date as established pursuant to Section 2 hereof.

         Section 4.2. The Notes.


         (a) All Committed Loans made to a Borrower by a Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit A hereto (individually a "Committed Loan Note" and collectively the "Committed Loan Notes"), each such Committed Loan Note to be dated the date hereof, payable to the order of the applicable Bank in the principal amount of its Commitment and otherwise in the form of Exhibit A hereto.

         (b) All Bid Loans made to a Borrower by a Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit B hereto (individually a "Bid Note" and collectively the "Bid Notes"), each such Bid Note to be dated the date hereof, payable to the order of the applicable Bank and otherwise in the form of Exhibit B hereto.

         (c) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan made by it to a Borrower, the Interest Period and/or maturity date thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, in respect of any Committed Loan, the type of such Loan and, in respect of any Fixed Rate Loan, the interest rate applicable thereto; provided that prior to the transfer of any Note such information relating to any outstanding Loans made by such Bank shall be recorded on the back of such Note or on a schedule to such Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of each Borrower hereunder or under any Note.

         Section 4.3. Appointment of Company as Agent for PM.


         PM irrevocably appoints the Company as its agent hereunder and attorney-in-fact to issue requests for Borrowings on its behalf under this Agreement, to select interest rates, Interest Periods, maturities and interest options therefor, to accept offers for Bid Loans on its behalf, to receive and deliver notices on its behalf, to direct the Agent as to the disbursement and repayment of such Borrowings, to terminate the Commitments and to take all other actions prescribed by the terms of this Agreement. Whenever this Agreement makes reference to the Company taking action concerning Borrowings by PM hereunder, the same shall be deemed a reference to the Company acting as agent for PM and not for its own account.

         Section 4.4. Facility Fee.


         For the period from the date hereof to and including the Termination Date, the Company shall pay to the Agent for the ratable account of the Banks a facility fee at the Applicable Margin (computed on the basis of a year of 360 days, for the actual number of days elapsed) on the average daily amount of the Commitments in effect under this Agreement from time to time (whether or not in use), such fee to be payable in arrears on the last Business Day of each March, June, September and December from and after the date hereof to and including, and on, the Termination Date, provided that if the Commitments terminate in whole or in part prior to the Termination Date, any accrued and unpaid facility fee on the amount of the Commitments so terminated shall be paid on the date of such termination.

         Section 4.5. Agent's Fee.


         The Company shall pay to the Agent for its own use and benefit such agency and other fees as the Borrowers and the Agent may mutually agree.

         Section 4.6. Voluntary Prepayments.


         Each Borrower shall have the privilege of prepaying the Committed Loan Notes issued by it in whole or in part (but if in part then in an aggregate minimum amount for all Banks of $1,000,000 or an integral multiple of $1,000,000 in excess thereof) at any time upon one Business Day's prior notice to the Agent (such notices, if received subsequent to 10:00 a.m. New York time on a given day, to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Banks, by paying to the Agent for the account of the Banks the principal amount to be prepaid and (i) if such prepayment prepays the Notes in full or is a prepayment of a Fixed Rate Loan, accrued interest thereon to the date fixed for prepayment and (ii) any amount due the Banks under Section 3.8 hereof. Bid Loans may not be voluntarily prepaid.

         Section 4.7. Terminations.


         The Company shall have the privilege at any time and from time to time upon three (3) Business Days' prior notice to the Agent (which shall promptly notify the Banks) to ratably terminate the Commitments in whole or in part (but if in part then in a minimum amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof) and on the date of termination and as a condition thereto the Company shall or shall cause PM to (as appropriate) pay to the Agent for the account of the Banks (i) any amount due under Section 4.4 hereof in respect of such termination and (ii) the amount necessary to reduce the unpaid principal balance of the Notes to the amount of the Commitments as so reduced, together with interest thereon if such amount prepays the Notes in full or prepays a Fixed Rate Loan and with any amount due the Banks under Section 3.8 hereof. No termination of the Commitments may be reinstated. The foregoing to the contrary notwithstanding, the Commitments may not be reduced below the amount of Bid Loans at the time outstanding.

         Section 4.8. Capital Adequacy.


         If any Bank shall determine that any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its Commitment or other obligations hereunder or credit extended by it hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time as specified by such Bank the Company shall pay to such Bank, such additional amount or amounts as will compensate such Bank for such reduction. A certificate of any Bank claiming compensation under this Section 4.8 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Section 4.9. Place and Application of Payments.


         All payments of principal of and interest on the Loans and all payments of facility fees and all other amounts payable under this Agreement shall be made to the Agent by no later than 11:00 a.m. (New York time) at the principal office of the Agent in New York, (or such other location in the State of New York as the Agent may designate to the Borrowers) for the benefit of the Banks. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (other than taxes on the overall income or gross receipts of any Bank or its Lending Office and imposed by the jurisdiction or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its Lending Office is located). The Agent will on the day such funds are received, subject to unavoidable delays, cause to be distributed like funds relating to the payment of principal or interest (ratably in accord with the respective amount of principal and interest then due and owing each Bank) or fees (ratably in accord with the amount owing each) to the Banks, and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. Unless the applicable Borrower otherwise directs, principal prepayments of Committed Loans shall be applied first to the Domestic Rate Loans and then to the Fixed Rate Loans in the order of their maturity. Unless the Agent shall have been notified by the applicable Borrower prior to the date a payment of principal or interest is due hereunder that the applicable Borrower does not intend to make such payment (the right of the applicable Borrower to give such a notice to be to only avoid the application of this sentence and to not in any manner imply that the applicable Borrower has a right not to make a payment of principal or interest as and when the same becomes due) the Agent may assume that the applicable Borrower has made such payment available to the Agent on such date and the Agent may in reliance upon such assumption distribute an amount equal to the amount of such payment to the Banks. If such payment is not in fact made available to the Agent by the applicable Borrower and the Agent has made the amount of such payment available to the Banks, each Bank shall promptly upon demand of the Agent return the amount of the payment so remitted to it to the Agent together with interest thereon in respect of each day during the period commencing on the date such amount was paid to such Bank and ending on but excluding the date the Agent recovers such amount from such Bank at a rate per annum equal to the Federal Funds rate for each day as determined by the Agent using the principle set forth in clause (ii)(x) of the definition of the term "Domestic Rate" (or in the case of a day which is not a Business Day, then for the preceding Business Day).

         Section 4.10. Funding by Agent.


         Unless the Agent shall have been notified by a Bank prior to noon (New York time) on the date a Borrowing is to be made that such Bank does not intend to make its Loan available to the Agent (which notice a Bank shall not be entitled to give unless a condition precedent to lending has not been satisfied or waived), the Agent may assume that such Bank has made such Loan available to the Agent on such date and the Agent may in reliance upon such assumption make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the applicable Borrower, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the applicable Borrower and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the Federal Funds rate for each day as determined by the Agent using the principles set forth in clause (ii)(x) of the definition of the term "Domestic Rate" (or in the case of a day which is not a Business Day, then for the preceding Business Day). If such Bank has not made such funds available within one Business Day of the Agent's demand therefor, the applicable Borrower shall, promptly upon demand of the Agent, return such funds to it together with interest thereon at the same daily rate per annum specified in the immediately preceding sentence.

         Section 4.11. Use of Proceeds

         The Borrowers covenant and agree that the proceeds of the Loans shall be used in connection with their general corporate purposes in a manner not inconsistent with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Borrowers further covenant and agree that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any governmental authority, including the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         The Borrowers represent and warrant to the Agent and each of the Banks as follows:

         Section 5.1. Corporate Organization and Authority.


         The Company and each Primary Subsidiary,

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization identified herein;

         (b) has all requisite power and authority and all licenses and permits necessary in any respect material to it taken as a whole to own and operate its material properties and to carry on its business as now conducted; and

         (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary if the failure to be so licensed or qualified would materially and adversely affect its business, properties or operations.

         Section 5.2. Financial Statements.


         (a) The consolidated balance sheet of (i) the Company and the Insurance Subsidiaries and (ii) PM, each as at December 31, 1995, and the related statements of income and cash flow for the fiscal year ending on such date reported on by Price Waterhouse (copies of which have been furnished to the Banks), have been prepared in accordance with AAP consistently applied and present fairly in accordance with AAP the financial condition of (x) the Company and the Insurance Subsidiaries and (y) PM, respectively, as of such dates and the results of operations and changes in the financial position for such fiscal periods.

         (b) Since December 31, 1995, there has been no material adverse change in the financial condition or business of the Company and the Primary Subsidiaries taken as a whole, from the most recent above-described balance sheet as of such date.

         Section 5.3. Full Disclosure.


         The financial statements referred to in Section 5.2 hereof do not, nor do the written statements, if any, furnished by the Company to the Agent and/or any Bank in connection with the negotiation of or its participation in this Agreement, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein not misleading except as corrected in subsequent written statements furnished the Agent and/or the Banks, as appropriate.

         Section 5.4. Restrictions on Borrowers.


         The Borrowers are not a party to or bound by any note, contract, indenture, agreement, instrument, order of any court or governmental agency, law or rule or regulation which (i) restricts or limits in any material respect the right or ability of the Borrowers or either of them to incur the indebtedness and obligations contemplated herein or (ii) which would render any of the Borrowers' obligations hereunder or under the Notes void or unenforceable.

         Section 5.5. Pending Litigation.


         There are no proceedings pending or, to the knowledge of the Borrowers or either of them, threatened against the Company or any of its Subsidiaries, or maintained by the Company or any of its Subsidiaries, or which may affect the Property of the Company or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal in which, either individually or in the aggregate, there is a reasonable possibility of an adverse decision which could result in any material adverse change in the properties, business, profits or financial condition of the Company and its Primary Subsidiaries or could result in the Borrowers' obligations under this Agreement or the Notes being declared invalid or unenforceable. The Company and its Primary Subsidiaries are not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         Section 5.6. Licenses and Franchises.

         The Company and its Primary Subsidiaries own or possess all patents, trademarks, trade names, service marks, copyrights, licenses, franchises and rights necessary and material to them for the conduct of their business, without any known conflict by, or with the rights of, others.

         Section 5.7. Financing is Legal and Authorized.


         The execution and delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes in evidence thereof and compliance by the Borrowers with all of the provisions hereof and of the Notes:

         (a) are within the corporate powers of the Borrowers and have been duly authorized by proper corporate action on the part of the Borrowers; and

         (b) will not (i) violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with, or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of either of the Borrowers or any indenture or other agreement or instrument to which the Company or any Subsidiary thereof is a party or by which it may be bound if the violation, conflict or default in question (A) could reasonably be expected to have or does have a material adverse effect on the financial condition or business of the Company or the Primary Subsidiaries or on the ability of the Borrowers to perform their obligations hereunder and under the Notes or (B) would render any of the Borrowers' obligations hereunder or under the Notes void or unenforceable or (ii) result in the imposition of any Liens on any property of the Company or any Primary Subsidiary not permitted hereby.

         Section 5.8. Agreement and Notes Valid and Binding.


         This Agreement and the Notes each constitute the legal, valid and binding contract and agreement of each Borrower that is a signatory thereto, enforceable in accordance with their respective terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditor's rights generally.

         Section 5.9. No Defaults.


         No Default or Event of Default has occurred and is continuing.

         Section 5.10. Governmental Consent.


         No approval, authorization, consent or withholding of objection on the part of any regulatory body, state, federal or local, is necessary in connection with the execution and delivery by the Borrowers of this Agreement, the issuance of the Notes, any Borrowing hereunder, compliance by the Borrowers with any of the provisions of this Agreement or the Notes or for the validity or enforceability of this Agreement or the Notes except for any of such which have been obtained and are in full force and effect.

         Section 5.11. Taxes.


         All tax returns required to be filed by the Company and the Subsidiaries thereof in any jurisdiction have, in fact, been filed, except where the failure to file such returns would not have a material adverse effect on the Company and the Primary Subsidiaries as a whole or on either Borrower's ability to perform its obligations hereunder and under the Notes, and all taxes, assessments, fees and other governmental charges upon the Company and the Primary Subsidiaries or upon any of their properties, income or franchises which are shown to be due and payable in such filed returns have been paid. For all taxable years ending on or before December 31, 1987 , the Federal income tax liability of the Company and the Primary Subsidiaries have been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company or affected Primary Subsidiary has entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Except as disclosed on Exhibit I hereto, the Company does not know of any proposed additional tax assessment against it or a Primary Subsidiary for which adequate provision has not been made in its accounts in accordance with AAP, and no material controversy in respect of additional Federal or state taxes is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and the Primary Subsidiaries are adequate in all material respects for all open years, and for its current fiscal year.

         Section 5.12. Not an Investment Company.


         Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.13. Use of Proceeds.


         None of the proceeds of the Loans will be used, directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock," within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Neither Borrower nor any Subsidiary of either Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of such Regulation U.

         Section 5.14. ERISA.


         No "employee pension benefit plans," as defined in ERISA ("Plans" and individually a "Plan"), maintained by the Company or any Primary Subsidiary or any

Person which is under common control with the Company or any Primary Subsidiary within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed the value of the assets of the Plans allocable to such vested benefits, in either case in any respect material to the Company and the Primary Subsidiaries.

         Section 5.15. Compliance with Law and Agreements.


         The Company and the Subsidiaries thereof are not (i) in default under any order, writ, injunction or decree of any court of competent jurisdiction,
(ii) in default under any law, ordinance, order, regulation, license or demand of any federal, state, municipal or other governmental agency, or (iii) in default under any agreement to which any of them is a party or by which it or any of its Property is bound, which default may, in each case, reasonably be expected to have consequences which would materially and adversely affect the business or properties of the Company and the Primary Subsidiaries taken as a whole.

         Section 5.16. Pari Passu.


         All the payment obligations of the Borrowers arising under or pursuant to this Agreement and the Notes will at all times rank pari passu with or senior to all other unsecured and unsubordinated obligations of the Borrowers and will be accounted for as an unsubordinated liability.

         Section 5.17. Ratings.


         As of the date, hereof the Company has a Moody's Rating of not less than Baa2 and an S&P Rating of not less than BBB.

         Section 5.18. Environmental Matters

         Neither the Borrowers nor any of their Subsidiaries (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a material adverse effect upon the business, properties, profits or financial condition of the Company or any of the Primary Subsidiaries, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Company, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a material adverse effect upon the business, properties, profits or financial condition of the Company or any of the Primary Subsidiaries, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or any of its Subsidiaries is or would be liable, which liability would reasonably be expected to have a material adverse effect upon the business, properties, profits or financial condition of the Company or any of the Primary Subsidiaries, or (d) has received notice that the Company or any of its Subsidiaries is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state law, which liability would reasonably be expected to have a material adverse effect upon the business, properties, profits or financial condition of the Company or any of the Primary Subsidiaries. The Company and each of its Subsidiaries is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., part 264, subpart H, and part 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a material adverse effect upon the business, properties, profits or financial condition of the Company or any of the Primary Subsidiaries.

SECTION 6. CONDITIONS PRECEDENT.

         The obligation of the Banks to make any Loan hereunder shall be subject to the following conditions precedent:

         (a) the Agent shall have received the notice required hereunder;

         (b) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time except to the extent such a representation or warranty relates solely to an earlier date and except that the representations and warranties made in the first sentence of Section 5.2(a) shall be deemed to refer to the most recent quarterly or annual report, respectively, furnished to the Banks pursuant to Section 7.6 hereof; and

         (c) no Default or Event of Default shall have occurred and be continuing or will occur as a result of making such Loan.

         Each notice requesting that a Loan be made shall be and constitute a warranty as to the matters specified in subsections (b) and (c) above, but prior to funding, the Company shall confirm the foregoing by delivering a certificate to the Agent in the form annexed hereto as Exhibit H signed by an Authorized Representative, it being agreed that such certificate may be delivered by facsimile communication, with the original delivered by the close of business on the Business Day following the date of funding.

SECTION 7. BORROWERS COVENANTS.

         The Company agrees that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing by the Required
Banks:

         Section 7.1. Corporate Existence, Etc.


         The Company will, and (subject to Section 7.17 hereof) will cause each Primary Subsidiary to preserve and keep in force and effect its corporate existence and all material franchises, licenses and permits necessary to the proper conduct of its business, provided, however, that the Company and the Primary Subsidiaries shall not be required to preserve any such franchise, license or permit if the Company or such Primary Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Primary Subsidiaries taken as a whole.

         Section 7.2. Insurance.


         The Company will, and will cause the Primary Subsidiaries to, maintain insurance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks, as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar properties.

         Section 7.3. Taxes, Compliance with Laws.


         (a) The Company will, and will cause the Primary Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business; provided the Company and the Primary Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim if
(i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings and either (A) such proceedings will prevent the forfeiture or sale of any property of the Company and the Primary Subsidiaries or any material interference with the use thereof by the Company and the Primary Subsidiaries or any material interference with the conduct of the business of the Company and the Primary Subsidiaries or (B) no such forfeiture, sale or interference has occurred or is reasonably likely to occur and (ii) the Company or the applicable Primary Subsidiary shall have set aside on its books reserves deemed by the Company in its reasonable business judgment to be adequate with respect thereto or such greater amount as may be required by AAP.

         (b) The Company will, and will cause the Primary Subsidiaries to, comply, in all material respects, with all laws, ordinances and governmental rules and regulations to which it is subject, the violation of which would materially and adversely affect the properties, business, profits or financial condition of the Company and the Primary Subsidiaries taken as a whole.

         Section 7.4. Maintenance of Properties and Authorizations.


         (a) The Company will maintain, preserve and keep, and cause each Primary Subsidiary to maintain, preserve and keep, its properties which are necessary to it for the conduct of its business in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         (b) The Company will maintain and cause each of the Primary Subsidiaries to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, service marks, franchises, licenses, permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses, except to the extent the failure so to maintain such items, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon the properties, business, profits or financial condition of the Company and the Primary Subsidiaries taken as a whole.

         Section 7.5. Nature of Business.


         The Company will not, and will not permit any Primary Subsidiary to, engage in any business or activity if, as a result, the general nature of the business which would then be engaged in by the Company and the Primary Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and the Primary Subsidiaries on the date of this Agreement.

         Section 7.6. Reports and Rights of Inspection.


         The Company and PM will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company and PM in accordance with AAP and will furnish to the Banks:

         (a) Quarterly Statements. As soon as available and in any event within 90 days after the end of each quarterly fiscal period of each fiscal year, copies of:

                  (1) a statutory balance sheet of the Company and a consolidated balance sheet of PM, each as of the close of such quarterly period, and

                  (2) statutory statements of income and cash flows of the Company and a consolidated income statement of PM, each for such quarterly period and for the portion of the fiscal year then ended, in each case setting forth in comparative form the figures for or as of the end of (as appropriate) the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an Authorized Representative as presenting fairly in accordance with AAP the financial condition of the Company and PM as of the end of such period and the results of operations for such period;

         (b) Annual Statements of the Company. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                  (1) a consolidated balance sheet of the Company as of the close of such fiscal year, and

                  (2) a consolidated statement of income and cash flows of the Company for such fiscal year,

         in each case setting forth in comparative form the figures for or as of the end of (as appropriate) the preceding fiscal year and prepared in accordance with AAP, all in reasonable detail and accompanied by an opinion thereon of Price Waterhouse or another firm of independent public accountants of recognized national standing, selected by the Company (the "Auditors") and reasonably acceptable to the Agent, to the effect that the financial statements have been prepared in accordance with AAP (except for changes in application in which such accountants concur) and present fairly in all material respects in accordance with AAP the financial condition of the Company as of the end of such fiscal year and the results of their operations for the fiscal year then ended and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

         (c) Annual Statements of PM. As soon as available and in any event within 120 days after the end of each fiscal year of PM, consolidated and consolidating statements of operations, stockholder's equity and cash flow of PM and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of PM and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for or as of the end of (as appropriate) the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of PM, by an opinion thereon of Price Waterhouse or another firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Agent, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of PM and its Subsidiaries as at the end of, and for, such fiscal year in accordance with AAP, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of PM which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of PM and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

         (d) Notice of Downgrade. Promptly upon becoming aware of same, notice of any downgrade by any rating agency in its claims paying ability rating for the Company;

         (e) Annual Reports. Promptly upon it becoming available, a copy of each annual statement filed by the Company with the insurance department of the State of New York;

         (f) Requested Information. With reasonable promptness, such other data and information as any Bank may reasonably request;

         (g) Officers' Certificates. Within the periods provided in paragraphs
         (a) and (b) above, a certificate of an Authorized Representative stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 7.8 to 7.14, both inclusive, and Section 7.18, hereof at the end of the period covered by the financial statements then being furnished, and (ii) to the best of his knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto; and

         (h) Certain Notices. Promptly after knowledge thereof shall have come to the attention of any Authorized Representative:

                  (i) notice of any Default or Event of Default specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto;

                  (ii) notice of any pending or overtly threatened litigation or governmental proceeding against the Company or any Subsidiary thereof which in the good faith judgment of the Company involves a reasonable possibility of materially and adversely affecting the financial condition of the Company and its Primary Subsidiaries taken as a whole or the ability of the Borrowers to perform their obligations hereunder and under the Notes or the validity or enforceability of any of the Borrowers' obligations hereunder or under the Notes; and

                      (iii) notice of the occurrence of any other event or
                  condition which in the reasonable judgment of the Company materially and adversely affects the financial condition or business prospects of the Company and the Primary Subsidiaries taken as a whole.

Without limiting the foregoing, the Borrowers will permit each Bank (or such persons as any Bank may designate), to visit and inspect, under the applicable Borrower's reasonable guidance, any of the properties of the applicable Borrower, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom (except with respect to confidential proprietary nonfinancial information), and to discuss their respective affairs, finances and accounts with their respective officers and employees and auditors, all at such reasonable times and as often as may be reasonably requested.

         Section 7.7. Limitation on Liens.


         The Company will not, and will not permit any Primary Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, any Property or assets upon conditional sales agreements or other title retention devices, except:

         (a) Liens incurred in the ordinary course of business (x) for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith in compliance with Section 7.3 hereof, (y) to carriers, warehousemen, mechanics, materialmen and landlords for sums not overdue for a period of 45 days or more or being contested in good faith, or
         (z) for workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits;

         (b) any Lien (including judgment liens) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and are either covered in full (subject to a deductible in an amount which, if paid, would not have a material adverse effect on the financial condition of the Company and the Primary Subsidiaries) by insurance as to which the carrier admits liability or the amount secured by such Lien and not so covered by insurance is less than $10,000,000 in the aggregate);

         (c) any Lien resulting from deposits which the Company or a Primary Subsidiary is required to make under the laws, rules, regulations or administrative practices of any state or jurisdiction in which the Company or such Primary Subsidiary is qualified to do business;

         (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which do not materially detract from the value of such property or impair the use thereof;

         (e) Liens on assets acquired by the Company in satisfaction of past due obligations owing it which were in existence at the time of acquisition, provided that neither the Company nor any Primary Subsidiary assumes liability for the indebtedness secured by such Liens; and

         (f) Liens not otherwise permitted by this Section 7.7 securing Adjusted Debt not in excess of $5,000,000 at any one time outstanding.

         Section 7.8. Adjusted Capital to Assets.


         The Company shall at all times maintain Adjusted Capital in an amount equal to or greater than 5.75% of consolidated total assets of the Company and the Insurance Subsidiaries (exclusive of assets maintained in Separate Accounts).

         Section 7.9. Minimum Capital.


         The Company shall at all times during each of the calendar years set forth below maintain Capital of not less than the amount specified for such year below:

         Calendar Year                               Minimum Capital Shall Be
         -------------                               ------------------------
               1996                                          $700,000,000
               1997                                          $730,000,000
               1998                                          $735,000,000
               1999                                          $750,000,000
               2000                                          $750,000,000
               2001                                          $750,000,000

         Section 7.10. 3 to 6 Rated Assets to Net Invested Assets; NAIC Ratings.


         (a) The Company will not at any time permit the portion of the invested assets of the Company and the Insurance Subsidiaries consisting of notes, bonds and other obligations of a character classified as "Bonds" on a consolidated balance sheet of the Company and the Insurance Subsidiaries prepared in accordance with AAP which bear NAIC Ratings of from 3 to 6 both inclusive to exceed 5.5% of Net Invested Assets.

         (b) The Company will use its best efforts to at all times have not less than 90% of its bond portfolio covered by NAIC Ratings. If for any reason beyond the control of the Company NAIC Ratings are unavailable for such percentage of the bond portfolio of the Company or the NAIC rating system is discontinued, then in that event the Company and the Required Banks agree to negotiate in good faith for an amendment to this Agreement replacing Sections 7.10(a) and 7.11 hereof with new covenants measuring the credit quality of the bond portfolio of the Company and which are not materially more liberal nor restrictive than Sections 7.10(a) and 7.11 hereof as presently in effect, but in the event that the Company and the Required Banks are unable to agree to such an amendment within 60 days of the date the NAIC rating system is discontinued, or the Company is unable to comply with the preceding sentence, then in that event this Agreement may, at the option of the Required Banks or the Company, terminate whereupon the Commitments shall terminate and all outstanding Loans, together with interest thereon and any amounts due the Banks under this Agreement, including Section 3.8 hereof, shall be repaid.

         Section 7.11. 5 to 6 Rated Bonds to Capital.


         The Company will not at any time permit the portion of the invested assets of the Company and the Insurance Subsidiaries consisting of notes, bonds and other obligations of a character classified as "Bonds" on a consolidated balance sheet of the Company and the Insurance Subsidiaries prepared in accordance with AAP which bear NAIC Ratings of from 5 to 6 both inclusive to exceed 13% of Capital.

         Section 7.12. Real Estate Investments to Net Invested Assets.


         The Company will not at any time permit the sum of the investment of the Company and the Insurance Subsidiaries in real estate, real estate acquired in satisfaction of indebtedness (exclusive, however, of any investments in real estate otherwise included in the foregoing categories which consist of real estate occupied by the Company or the Insurance Subsidiaries for use in their business) plus mortgage loans on real estate to exceed 32% of Net Invested Assets.

         Section 7.13. Non-Performing Real Estate.


         The Company will not at any time permit the book value of the investment of the Company and the Insurance Subsidiaries in Non-Performing Real Estate to exceed 80% of Adjusted Capital.

         Section 7.14. Total Debt to Adjusted Capital.


         The Company will not at any time permit the consolidated Debt of the Company and its Subsidiaries to exceed 100% of Adjusted Capital.

         Section 7.15. ERISA Compliance.


         (a) Relationship of Vested Benefits to Pension Plan Assets. The Company will, and will cause the Primary Subsidiaries to, at all times maintain the qualified status of those Plans which are intended to be qualified under Section 401(a) of the Internal

Revenue Code of 1986, as amended (the "Code"). The Company will not, and will not permit any Primary Subsidiary to, at any time terminate any Plan subject to Title IV of ERISA unless on the date of such termination the present value of all employee benefits vested under such Plan does not exceed the present value of the assets allocable to such vested benefits.

         (b) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Plans subject to Title IV of ERISA at any time maintained by any one or more of the Company or the Primary Subsidiaries and the present value of assets of such Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law in all material respects.

         (c) Prohibited Actions. Neither the Company nor any Primary Subsidiary nor any Plan at any time maintained by the Company or any Primary Subsidiary will:

         (1) engage in any "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which is not entitled to an exemption under ERISA or the Code;

         (2) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; or

         (3) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Company or any Primary Subsidiary pursuant to Section 4068 of ERISA.

         Section 7.16. Minimum Ratings.


         The Company shall at all times maintain a Moody's Rating of not less than Baa2 and an S&P Rating of not less than BBB.

         Section 7.17. Mergers, Consolidations and Sales of Assets.


         The Company will not, and will not permit any Primary Subsidiary to,
(a) consolidate with or be a party to a merger with any other Person or (b) sell, lease or otherwise dispose of any substantial part of its Properties, provided that the foregoing shall not apply to or operate to prevent (i) reinsurance and similar risk sharing arrangements entered into in the ordinary course of business, (ii) sales or other dispositions of assets acquired in satisfaction of obligations owing the Company or a Primary Subsidiary, (iii) mergers of a Primary Subsidiary with and into the Company and other mergers not involving the Company, or (iv) the sale of all or any substantial part of the assets of, or of the equity interests held by the Company in, any Primary Subsidiary, so long as in the case of each of the matters described in clauses
(i) through (iv) above, no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof. The foregoing to the contrary notwithstanding, the Company will not in any event sell, transfer or otherwise dispose of capital stock of PM or permit the merger of PM into any other Person other than the Company if after giving effect thereto PM would no longer be a Subsidiary of the Company or would not be the survivor of the merger in question.

         Section 7.18. Risk Based Capital Ratio.


         The Company shall at all times maintain a Risk Based Capital Ratio of not less than 195%.

SECTION 8. GUARANTY.

         Section 8.1. Guaranty.


         The Company hereby absolutely, irrevocably and unconditionally guarantees to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, PM and all other amounts from time to time owing to the Banks or the Agent by PM under this Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Company hereby further agrees that if PM shall fail to pay in full when due (whether by stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This
Section 8.1 constitutes a guaranty of payment, and neither the Agent nor any Bank shall have any obligation to enforce its rights under this Agreement or any Note by any action, including making or perfecting any claim against any Person prior to being entitled to the benefits of this Section 8.1. The Agent and/or any Bank, as appropriate, may, at its option, proceed against the Company in the first instance to enforce the Guaranteed Obligations without first proceeding against PM or any other Person, and without first resorting to any other rights or remedies, as the Agent or such Bank, as the case may be, may deem advisable. In furtherance hereof, if the Agent or any Bank is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Guaranteed Obligation in accordance with its terms, the Agent or such Bank, as the case may be, shall be entitled to receive hereunder from the Company after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

         Section 8.2. Obligations Unconditional.


         The obligations of the Company under Section 8.1 hereof are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, preference or priority ranking, regularity, compromise or enforceability of the obligations of PM under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or the existence, validity, enforceability, substitution, release, exchange or loss or impairment of any other guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.2 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder which shall remain absolute, irrevocable and unconditional as described above:

         (i) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the terms or conditions of this Agreement or the Notes shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guaranty of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

         (iv) any failure, delay, neglect or omission by the Agent or any Bank to realize upon or exercise its rights or remedies with respect to any direct or indirect collateral security, indebtedness, liability or obligation, this Agreement or any Note, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Guaranteed Obligations;

         (v) the existence or exercise of any right of set-off by the Agent or any Bank;

         (vi) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person;

         (vii) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Guaranteed Obligations, this Agreement or any Note, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person;

         (viii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any Note, or any agreement, instrument or document executed or delivered in connection therewith or any of the Guaranteed Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of PM's obligations and liabilities (including the Guaranteed Obligations);

         (ix) the merger or consolidation of PM into or with any Person;

         (x) the sale by PM of all or any part of its assets; or

         (xi) the fact that at any time and from time to time none of the Guaranteed Obligations may be outstanding or owing to the Agent or any Bank.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against PM under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guaranty of, or security for, any of the Guaranteed Obligations.

         Section 8.3. Reinstatement.


         The obligations of the Company under this Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of PM in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any obligee of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Company agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         Section 8.4. Subrogation.


         The Company hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 8 and further agrees with PM for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it shall constitute a contribution of capital by the Company to PM.

         Section 8.5. Remedies.

         The Company agrees that, as between the Company and the Banks, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 8.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligation from becoming automatically due and payable) as against PM and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by PM) shall forthwith become due and payable by the Company for purposes of said Section 8.1.

         Section 8.6. Continuing Guaranty.


         The guaranty in this Section 8 is a continuing guaranty, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

         Section 9.1. Events of Default.


         Any one or more of the following shall constitute an Event of Default:

         (a) Default in the payment when due of any principal amount of any Note or any Loan evidenced thereby or default for two Business Days in the payment when due of any interest thereon or any other amount payable by either Borrower hereunder; or

         (b) Default shall be made in the payment of the principal of or interest on any Adjusted Debt of the Company or any Subsidiary thereof in an amount in excess of $1,000,000 as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond any period of grace or notice, if any, allowed with respect thereto or any other default shall have occurred under the terms of any instrument or agreement evidencing or setting forth terms and conditions applicable to Adjusted Debt of the Company or any Subsidiary thereof in an amount in excess of $1,000,000, such default shall have been declared by the requisite holder or holders of such Adjusted Debt and any period of grace applicable thereto shall have expired; or

         (c) Default shall be made in the payment when due of any amount payable by the Company or any Primary Subsidiary under any policy of insurance, surety bond or similar undertaking, provided that the failure to pay a disputed claim shall not be an Event of Default hereunder if and so long as the Company or the applicable Primary Subsidiary is contesting such claim in good faith by appropriate actions or proceedings and, if the amount involved is material, the

         Company or the applicable Primary Subsidiary shall have set aside on its books reserves deemed by the Company in its reasonable judgment to be adequate with respect thereto or such greater amount as may be required by AAP; or

         (d) Default shall occur in the observance or performance of any covenant or agreement contained in Section 4.11, 7.1, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.17 or 7.18 hereof; or

         (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 20 days after the date on which notice of such default is first given to the Borrowers by the Agent or any Bank; or

         (f) Any representation or warranty made or deemed made by the Borrowers or either of them herein, or in any statement or certificate furnished in connection with this Agreement or any Loan or furnished pursuant hereto, is untrue in any material respect as of the date of the issuance or making (or deemed issuance or making) thereof; or

         (g) Final judgment or judgments for the payment of money not fully covered by insurance as to which the carrier has admitted, accepted or assumed liability aggregating in excess of $5,000,000 is or are outstanding against the Company or any Subsidiary thereof or against any of their Property (other than judgments which are nonrecourse as to the Company and the Subsidiaries thereof and are outstanding only against Property acquired by the Company in satisfaction of past due obligations owing it) and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

         (h) A custodian, receiver, liquidator, rehabilitator, conservator or trustee of the Company or any Primary Subsidiary, or of any of their Property, is appointed or takes possession; or an order is entered for the liquidation, dissolution or rehabilitation of the Company or any Primary Subsidiary; or the Company or any Primary Subsidiary generally fails to pay its debts as they become due or admits in writing its inability to pay its debts as they mature; or the Company or any Primary Subsidiary is adjudicated bankrupt or insolvent; or any of their material Property is sequestered by court order and the order remains in effect for more than 45 days; or an application or a petition is filed against the Company or any Primary Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, rehabilitation or conservation law of any jurisdiction, whether now or subsequently in effect; or

         (i) The Company or any Primary Subsidiary files a petition or consents to a petition or order seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, rehabilitation or conservation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee, liquidator, rehabilitator or conservator for the Company or any Primary Subsidiary or any of their Property.

         Section 9.2. Non-Bankruptcy Defaults.


         When any Event of Default, other than an Event of Default described in subsection (h) or (i) of Section 9.1 hereof, has occurred and is continuing, the Agent may, and if so directed by Banks holding 66-2/3% or more of the outstanding principal balance of the Loans or, if no Loans are outstanding, Banks granting 66-2/3% or more of the Commitments shall, take either or both of the following actions: (i) terminate the Commitments of the Banks hereunder on the date (which may be the date thereof) stated in the notice from the Agent and
(ii) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement accrued through the date of such termination or declaration without further demand, presentment, protest or notice of any kind.

         Section 9.3. Bankruptcy Defaults.


         When any Event of Default described in subsection (h) or (i) of Section
9.1 hereof has occurred and is continuing, then the principal of and accrued interest on all Notes shall immediately become due and payable together with all other amounts payable under this Agreement and then outstanding without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms of this Agreement shall immediately terminate.

SECTION 10. DEFINITIONS; INTERPRETATION OF AGREEMENT.

         Section 10.1. Definitions.


         The following terms when used herein shall have the following meanings, such terms to be equally applicable to both the singular and the plural of the terms defined:

         "AAP" shall mean the accounting practices prescribed or permitted by the Insurance Department of the State of New York (or the relevant state of domicile of the Company and the Primary Subsidiaries at the relevant time) as such practices are predominantly promulgated by the National Association of Insurance Commissioners.

         "Adjusted Capital" shall mean as of the time of determination the sum at such time of (i) Capital and (ii) surplus notes of the Company that have been issued and are outstanding.

         "Adjusted CD Rate" has the meaning specified in Section 3.2 hereof.

         "Adjusted CD Rate Loan" shall mean a Committed Loan bearing interest as specified in Section 3.2 hereof.

         "Adjusted Debt" of any Person shall mean for such Person the sum of Debt plus the obligations excluded from Debt by the proviso to the definition of that term.

         "Adjusted LIBOR Rate" has the meaning specified in Section 3.3 hereof.

         "Agent" shall mean BNY and its successors as administrative agent hereunder.

         "Agreement" shall mean the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Applicable Margin":

         (a) (i) With respect to Adjusted CD Rate Loans, the percentage set forth below under the heading "CD" adjacent to the applicable Pricing Level,
(ii) with respect to Eurodollar Loans, the percentage set forth below under the heading "Eurodollar" adjacent to the applicable Pricing Level, and (iii) with respect to the Facility Fee, the percentage set forth below under the heading "Facility Fee" adjacent to the applicable Pricing Level:

                                                                                         Facility
                                       CD                        Eurodollar                Fee
                                    -----------------            ----------             ----------
whenever
Pricing Level I
is in effect:                            0.275%                      0.150%                 0.080%

whenever
Pricing Level II
is in effect:                            0.285%                      0.160%                 0.090%

whenever
Pricing Level III
is in effect:                            0.295%                      0.175%                 0.100%

whenever
Pricing Level IV
is in effect:                            0.315%                      0.190%                 0.110%

whenever
Pricing Level V
is in effect:                            0.350%                      0.225%                 0.125%

whenever
Pricing Level VI
is in effect:                            0.350%                      0.225%                 0.175%

         (b) Changes in the Applicable Margin shall become effective on the date that any change in the S&P Rating or the Moody's Rating results in a change in the Pricing Level.

         "Arranger"  shall mean BNY Capital Markets, Inc.

         "Assessment Rate" has the meaning specified in Section 3.2 hereof.

         "Asset Valuation Reserve" shall mean the consolidated asset valuation reserves of the Company and the Insurance Subsidiaries as computed in accordance with the asset valuation procedures of the National Association of Insurance Commissioners.

         "Assignment Agreement" has the meaning specified in Section 12.11 hereof.

         "Auditors" has the meaning specified in Section 7.6(b) hereof.

         "Authorized Representative" shall mean any one of the following officers of the Company: the Chief Financial Officer, the Second Vice President, Treasury, the Chief Investment Officer or such other persons as may from time to time be designated as such in a writing from the Chief Financial Officer or Chief Investment Officer of the Company to the Agent.

         "Banks" has the meaning specified in the preamble hereof.

         "Bid" has the meaning specified in Section 2.2(c) hereof.

         "Bid Loan" has the meaning specified in Section 2.1 hereof.

         "Bid Loan Request" has the meaning specified in Section 2.2(a) hereof.

         "Bid Loan Request Confirmation" has the meaning specified in Section 2.2(a) hereof.

         "Bid Note" has the meaning specified in Section 4.2 (b) hereof.

         "BNY" has the meaning specified in the preamble hereof.

         "Borrowers" has the meaning specified in the preamble hereof.

         "Borrowing" shall mean the total of Loans of a single type made by one or more of the Banks on a single date and, if such Loans are Eurodollar Loans, for a single Interest Period.

         "Borrowing Date" shall mean the date a Borrowing is to be funded pursuant to this Agreement, which must be a Business Day.

         "Business Day" shall mean any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York and, when used with reference to Eurodollar Loans, a day on which banks are also open for business and dealing in United States Dollar deposits in London, England.

         "Capital" shall mean the sum for the Company and the Insurance Subsidiaries on a consolidated basis of their unrestricted surplus accounts plus the Asset Valuation Reserve.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with AAP, but in any event including any lease entered into as part of a sale/leaseback transaction.

         "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which a Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person prepared in accordance with AAP.

         "CD Rate" has the meaning specified in Section 3.2 hereof.

         "CD Reserve Percentage" has the meaning specified in Section 3.2 hereof.

         "Code" has the meaning specified in Section 7.15(a) hereof.

         "Commitment" has the meaning specified in Section 1.1 hereof.

         "Committed Borrowing" shall mean a Borrowing made pursuant to Section
1.1 hereof.

         "Committed Loan" has the meaning specified in Section 1.1 hereof.

         "Committed Loan Note" has the meaning specified in Section 4.2(a) hereof.

         "Company" has the meaning specified in the preamble hereof.

         "Confirmation of Bid" has the meaning specified in Section 2.2(c) hereof.

         "Debt" of any Person shall mean and include, without duplication, the sum for such Person of all (i) obligations of such Person for borrowed money (but not including in any case unborrowed amounts under ordinary revolving loan commitments) or which have been incurred in connection with the acquisition of Property or assets other than current accounts payable, (ii) obligations secured by any Lien or other charge upon

Property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) obligations (other than obligations under any lease which is not a Capitalized Lease and obligations in an amount equal to the demand component of any contract providing for usual and customary utility services, including gas, water, electricity and wastewater treatment services) to purchase any Property or to obtain the services of another Person if the contract requires that payment for such Property or services be made regardless of whether such Property is delivered or such services are performed, except that no obligation shall constitute Debt solely because the contract provides for liquidated damages or reimbursement of expenses following cancellation, (v) all Guaranties by such Person, (vi) Capitalized Rentals and (vii) obligations (absolute or contingent) in respect of letters of credit but only to the extent that the letter of credit does not support an obligation of such Person already included in Debt or which would constitute a current account payable of such Person, provided that the following shall be excluded from Debt: (A) repurchase obligations under short term securities lending arrangements with securities dealers and banks so long as such Person's repurchase obligation is conditional on delivery of the securities in question and (B) the liability of such Person under interest rate swaps and other interest rate hedging arrangements. The consolidated Debt of the Company and its Subsidiaries shall be computed without duplication, so that a Guaranty of a Subsidiary's Debt will not be added to consolidated Debt.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Dollar" and "$" shall mean the lawful currency of the United States of America.

         "Domestic Rate" has the meaning specified in Section 3.1 hereof.

         "Domestic Rate Loan" shall mean a Committed Loan bearing interest as specified in Section 3.1 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended, and the rules and regulations issued thereunder, or any successor thereto.

         "Eurodollar Loan" shall mean a Loan bearing interest as specified in
Section 3.3 hereof.

         "Eurodollar Reserve Percentage" has the meaning specified in Section
3.3 hereof.

         "Event of Default" shall mean any of the events specified in Section
9.1 hereof.

         "Fixed Rate Loans" shall mean all Loans other than Domestic Rate Loans.

         "Guaranteed Obligations" has the meaning specified in Section 8.1 hereof.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase on default such indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring, the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of such indebtedness or obligation, or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof resulting from the primary obligor's failure to pay or perform. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt for money borrowed shall be deemed to be Debt equal to the principal amount of such outstanding Debt for money borrowed which has been guaranteed, and a Guaranty in respect of any other obligation or any dividend shall be deemed to be indebtedness equal to the maximum aggregate amount of such obligation or dividend for which the person guaranteeing may be liable.

         "Insurance Subsidiaries" shall mean the direct or indirect Subsidiaries of the Company that are engaged in the insurance business.

         "Interest Period" shall mean the period commencing on the date a Borrowing of Loans is made and ending on the date, as the Company may select (on its own behalf or on behalf of PM, as appropriate) (a) in the case of Adjusted CD Rate Loans, 30, 60, 90 or 180 days thereafter and (b) in the case of Eurodollar Loans, 1, 2, 3, or 6 months thereafter provided, however, that:

         1. no Interest Period may extend beyond the Termination Date; and

         2. whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided, that, in the case of an Interest Period for a Borrowing of Eurodollar Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Lending Office" has the meaning specified in Section 3.12 hereof.

         "LIBOR" has the meaning specified in Section 3.3 hereof.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, without limitation, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and including any Capitalized Lease. For the purpose of this Agreement, the Company or a Primary Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to such Property has been retained by or vested in another Person for security purposes.

         "Loans" shall mean the Domestic Rate Loans, Adjusted CD Rate Loans, Eurodollar Loans and Bid Loans or any of them.

         "Moody's Rating" shall mean at any time the rating assigned by Moody's Investors Service, Inc. to the claims paying ability of the Company.

         "NAIC Ratings" shall mean the quality ratings assigned by the Securities Valuation Office of the National Association of Insurance Commissioners to investments of the Company. References in this Agreement to particular NAIC ratings are references to such ratings as currently defined and classified by the Securities Valuation Office of the National Association of Insurance Commissioners and if such rating system is changed then each reference to a particular rating in this Agreement shall be deemed to be a reference to the rating under such changed rating system which most closely approximates the credit quality of the particular rating as currently defined.

         "Net Invested Assets" shall mean the Company's and the Insurance Subsidiaries' portfolios of stocks, bonds, mortgage loans, real estate, policy loans and other assets classified as invested assets under AAP less separate account assets.

         "Non-Performing Real Estate" shall mean the book value of the sum of
(i) real estate acquired by the Company and the Insurance Subsidiaries in satisfaction of indebtedness, whether by foreclosure, deed in lieu of foreclosure or otherwise, which during the period of 180 days prior to the date of determination had a net operating income (gross income less taxes, maintenance and other operating expenses and also less principal and interest on indebtedness not owing to the Company or the applicable Insurance Subsidiary) of less than 6% of book value, (ii) mortgage loans the terms of which have been modified because of the borrower's inability to comply with the terms as originally agreed or which are in the process of foreclosure and under which the amount received by the Company or the applicable Insurance Subsidiary (exclusive of amounts received for taxes or insurance or in payment of expenses) during the 90 days preceding the date of determination is an amount which on an annual basis would return to the Company or the applicable Insurance Subsidiary less than 6% of the book value of the mortgage loan in question and (iii) mortgage loans on which any payment of principal or interest is more than 90 days past due.

         "Notes" shall mean the Bid Notes and the Committed Loan Notes.

         "Offer" has the meaning specified in Section 2.2(c) hereof.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or any other entity and a government or agency or political subdivision thereof.

         "Plan" has the meaning specified in Section 5.14 hereof.

         "PM" has the meaning specified in the preamble hereof.

         "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, or Pricing Level VI, as applicable.

         "Pricing Level I": at any time, when the S&P Rating is greater than or equal to AA and the Moody's Rating is greater than or equal to Aa2.

         "Pricing Level II": at any time, when the S&P Rating is greater than or equal to AA- or the Moody's Rating is greater than or equal to Aa3 and Pricing Level I is not applicable.

         "Pricing Level III": at any time, when the S&P Rating is greater than or equal to A+ or the Moody's Rating is greater than or equal to A1 and Pricing Levels I and II are not applicable.

         "Pricing Level IV": at any time, when the S&P Rating is greater than or equal to A or the Moody's Rating is greater than or equal to A2 and Pricing Levels I, II and III are not applicable.

         "Pricing Level V": at any time, when the S&P Rating is greater than or equal to A- or the Moody's Rating is greater than or equal to A3 and Pricing Levels I, II, III and IV are not applicable.

         "Pricing Level VI": at any time, when the S&P Rating is less than or equal to BBB+ and the Moody's Rating is less than or equal to Baa1.

         "Primary Subsidiaries" shall mean Phoenix American Life Insurance Co., PM, Phoenix Duff & Phelps Corporation, and any other Subsidiary of the Company which at the time of determination has capital or a net worth in excess of $25,000,000.

         "Property" shall mean any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Reference Banks" shall mean BNY, Fleet National Bank, and NationsBank, N.A. (South) or such other Banks as the Company, the Required Banks and the Agent shall agree in writing.

         "Refunding Borrowing" has the meaning specified in Section 1.3(d) hereof.

         "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by a Person, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Banks" shall mean Banks granting 66-2/3% or more of the Commitments or if the Commitments are not outstanding, Banks holding 66-2/3% or more of the outstanding principal amount of the Loans.

         "Risk Based Capital Ratio": shall mean, as of any time the same is to be determined, the ratio of "Total Adjusted Capital" of the Company to the Company Action Level of the Company. The "Total Adjusted Capital" of the Company shall be computed in the manner from time to time prescribed by the Insurance Department of the State of New York for inclusion in the annual statement of the Company to such Department (Total Adjusted Capital appearing on page 23 of the annual statement for the period ending December 31, 1995 in column 1, line 27, and currently consisting of capital and surplus, the asset valuation reserve of the Company and 50% of the Company's dividend liability). The "Company Action Level" of the Company shall equal 200% of the "Authorized Control Level Risk Based Capital" of the Company. The "Authorized Control Level Risk Based Capital" of the Company shall be computed in the manner from time to time prescribed by the Insurance Department of the State of New York for inclusion in the annual statement of the Company to such Department (such Authorized Control Level Risk Based Capital appearing on page 23 of the statement for the period ending December 31, 1995 in column 1, line 28).

         "S&P Rating" shall mean at any time the rating assigned by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. to the claims paying ability of the Company.

         "Separate Accounts" shall mean accounts maintained by the Company pursuant to the New York Insurance Law of a character such that the assets allocated thereto are to provide for annuities or life insurance benefits under specific annuity and/or insurance contracts and are not chargeable with other liabilities of the Company or the Insurance Subsidiaries.

         "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Subsidiaries of such parent corporation.

         "Termination Date" shall mean November 1, 2001.

         "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

         Section 10.2. Accounting Principles.


         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with AAP, to the extent applicable, applied consistently (except for changes in application with respect to which the Auditors concur) with the principles used in preparation of the December 31, 1995 financial statements of the Company heretofore delivered to the Banks, except where such principles are inconsistent with the specific provisions of this Agreement.

         Section 10.3. Moody's Ratings and S&P Ratings.


         All references in this Agreement to particular Moody's Ratings and S&P Ratings are references to such ratings as currently defined by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and in the event either of such corporations changes its rating system, each reference to a particular rating set forth in this Agreement shall be deemed to be a reference to the rating under such changed rating system which, in the reasonable judgment of the Agent, after consultation with the rating service involved, most closely approximates the level of claims paying ability associated with the particular rating as currently defined. Whenever a determination of compliance with any provision of this Agreement or any interest rate or fee is dependent upon the availability of both a Moody's Rating and an S&P Rating and one or the other (but not both) of such rating services ceases to rate the claims paying ability of the Company, compliance with the applicable provisions of this Agreement and determinations of interest rates and fees shall be made on the basis of the rating which is available. If for any reason neither a Moody's Rating nor an S&P Rating is available for the Company then in that event compliance with the provisions of this Agreement where a determination of such a rating is necessary and determinations of interest rates and fees shall be made by the Required Banks, after consultation with the Company, based on the Required Banks' good faith estimate of what such ratings would have been had they been available, the determination of the Required Banks in such regards to be final and conclusive provided that they have been made in good faith.

         Section 10.4. Directly or Indirectly.


         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 11. THE AGENT FOR THE BANKS.

         Section 11.1. Appointment and Duties.


         For the convenience of the parties hereto, BNY is appointed Agent hereunder by and for the Banks with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and by its execution hereof accepts such agency, solely for the purposes herein set forth and as such agency is described herein. The Agent shall have no authority to enforce, nor any duty or responsibility for the enforcement of, any of the terms hereof except as a Bank hereunder. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or wilful misconduct. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice thereof from a Bank or the Company. The Agent shall be protected in acting upon any notice, request, certificate, letter, statement (oral or written) or other documents believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons and, in the case of legal matters, upon the advice of counsel selected by the Agent. The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agent receives notice of the assignment of a Note and indebtedness held by a Bank hereunder. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or refraining from acting, hereunder in accordance with the instructions of the Required Banks, and such instructions of the Required Banks and any action taken or not taken pursuant thereto shall be binding on all Banks. The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrowers.

         Section 11.2. Sufficiency of the Agreement.


         The Agent and Arranger take no responsibility for the truth of any warranties or representations given or made herein, except expressed representations made by the Agent herein, and the Agent and Arranger shall not be responsible to the Banks for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes or any other related documents.

         Section 11.3. Independent Investigation.


         Each Bank warrants that it has made its own independent investigations of the financial condition and affairs of the Borrowers in connection with the making and continuance of the Loans hereunder and has not relied upon information provided to such Bank by the Agent or the Arranger (provided that it is acknowledged that the Banks have relied on information provided to them by the Borrowers through the Agent and Arranger and the Borrowers' liability therefor shall be the same as though they had directly provided such information to the Banks) and each Bank represents that it shall continue throughout the duration of this Agreement to make its own independent appraisal of the Borrowers.

         Section 11.4. Agent as Bank.


         The Agent shall be under the same obligations and be entitled to the same rights and powers in its capacity as a Bank as if it were not the Agent and the Agent shall not be obliged by reason of its position as Agent to account to any other Bank for any sum received by it hereunder in its capacity as a Bank or for the profit element thereof and the Agent, the Arranger or any Bank may, without liability to account to the other Banks, accept deposits from, lend money to, and generally engage in any kind of banking, or trust business with, the Borrowers and their affiliates as if it were not the Agent, the Arranger or a Bank, as the case may be.

         Section 11.5. Indemnification of Agent.


         The Borrowers and (to the extent not reimbursed by the Borrowers) each Bank (pro-rata in accordance with their respective Commitments) agree to indemnify the Agent and the Arranger from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent or Arranger (in their capacities as such) in any way relating to or arising out of this Agreement, provided that neither the Borrowers nor any Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising from the Agent's or Arranger's gross negligence or willful misconduct and PM shall not be responsible for any of such caused by acts or omissions of the Company.

         Section 11.6. Refusal to Act.


         Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than liability for its own gross negligence or willful misconduct). In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder.

         Section 11.7. Successor Agent.


         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank or trust company with capital and surplus in excess of $500,000,000. Upon the acceptance of any appointment as successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provision of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

SECTION 12. MISCELLANEOUS.

         Section 12.1. Waiver of Rights.


         No delay or failure on the part of the Agent or any Bank or the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 12.2. Non-Business Day.


         (a) If any payment of principal or interest on any Domestic Rate Loan, Adjusted CD Rate Loan or Bid Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

         (b) If any payment of principal or interest on any Eurodollar Loan shall fall due on a day which is not a Business Day, the payment date therefor shall be extended to the next date which is a Business Day and the Interest Period for such Loan and the period for which interest is to be paid shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the immediately preceding Business Day and the relevant Interest Period shall be correspondingly abbreviated. In either case the next Interest Period shall be measured from the payment date so adjusted.

         Section 12.3. Documentary Taxes.


         The Company agrees to pay any documentary, stamp or similar taxes payable in respect of this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 12.4. Survival of Representations.


         All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 12.5. Survival of Indemnities.


         All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Fixed Rate Loans, including, but not limited to, Sections 3.8, 3.9, 3.11, 4.8, 12.3 and 12.12 hereof, and the other protective provisions hereof including
Section 8.3, shall survive the termination of this Agreement and the payment of the Notes.

         Section 12.6. Set-off Sharing.


         (a) In addition to any rights and remedies of each Bank provided by law, upon the occurrence of an Event of Default and acceleration of the Notes, or at any time upon the occurrence and during the continuance of an Event of Default under Section 9.1(a), each Bank shall have the right, without prior notice to either Borrower, any such notice being expressly waived by both Borrowers to the extent permitted by applicable law, to set-off and apply against any indebtedness or other liability, whether matured or unmatured, of either of the Borrowers to such Bank arising under this Agreement and the Notes, any amount owing from such Bank to such Borrower. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Bank against either Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditors, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance of, service upon such Bank of, or notice to such Bank of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Borrowers and the Agent after each such set-off and application made by the such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         (b) Each Bank agrees with each other Bank a party hereto that in the event such Bank shall receive and retain any payment, whether by setoff or application of deposit balances or otherwise (other than pursuant to Section
12.11 hereof) on or in respect of its Notes or facility fees in excess of its ratable share of payments on all Notes and facility fee payments then outstanding to the Banks then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Notes or rights to payment of facility fees held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Borrower acknowledges and agrees that each of the Banks shall have the right to set off amounts due it against any claims of such Borrower purchased by them from other Banks pursuant to this Section 12.6, such right to be in addition to and not in lieu of any rights of setoff to which they would otherwise be entitled to exercise.

         Section 12.7. Notices.


         All communications provided for herein shall be in writing or by telex, telegraph or facsimile transmission, except as otherwise specifically provided for hereinabove, addressed, if to the Borrowers or either of them at One American Row, Hartford, CT 06115, Attention: Raymond Cummings or if to the Agent or Banks at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 12.7. Any notice in writing shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex or telegraphic means shall be deemed given when transmitted (answerback confirmed); provided that any notice to the Agent or any Bank under Sections 1, 2 and 3 hereof shall only be effective upon receipt.

         Section 12.8. Counterparts.


         This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         Section 12.9. Successors and Assigns.


         This Agreement shall be binding upon the Borrowers and their respective successors and assigns, and shall be binding upon and inure to the benefit of the Banks and their respective successors and permitted assigns, including any subsequent holder of any Note. Neither Borrower may assign its rights or obligations hereunder without the prior written consent of all Banks.

         Section 12.10. Participants.


         Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made by such Bank and in such Bank's Commitment at any time and from time to time to one or more other financial institutions, provided that no such participant shall have any rights under this Agreement or any Note (the participant's rights against the Bank granting its participation to be those set forth in the participation agreement between the participant and such Bank), no such Bank shall be relieved of its obligations to the Borrowers under its Commitment and no such Bank shall agree with any such participant to refrain from agreeing to waivers, amendments or modifications hereunder or under the Notes without the consent of such participant except for waivers, amendments and modifications which pursuant to the terms of Section 12.13 hereof require the consent of all Banks. Each such Bank shall be entitled to the benefits of Sections 3.8, 3.11 and 4.8 hereof to the extent such Bank would have been so entitled had no such participation been sold.

         Section 12.11. Assignment Agreements.


         Each Bank may, from time to time, with the written consent of the Borrowers and Agent (which will not in either instance be unreasonably withheld or delayed), assign to other financial institutions all or part of the indebtedness evidenced by the Notes then owned by it together with an equivalent proportion of its obligation to make Loans hereunder pursuant to written agreements executed by the assignor, the assignee and the Borrowers, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitment of the assignor to be assumed by it (the "Assignment Agreements"), provided that either Borrower may in its sole discretion withhold its consent to any assignment by a Bank of less than all of its Commitment if as a result thereof the assignee will have a Commitment hereunder of less than $5,000,000. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrowers (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitment assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, and upon return to the applicable Borrower of the outstanding Note or Notes of the assignor (except that the Bid Note of the assignor will not be returned or replaced in the case of a partial assignment), such Borrower shall execute and deliver Notes to the assignee Bank in the amount of its Commitment (in the case of its new Committed Loan Note) and a new Note or Notes (as appropriate) to the assignor Bank in the amount of its Commitment after giving effect to the reduction occasioned by such assignment (in the case of the Committed Loan Notes), all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administrative fee of $2,500 plus any reasonable out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrowers. No provision of this Section 12.11 or of Section 12.10 hereof shall be deemed to affect or impair the right of any Bank to pledge and assign its Notes to a Federal Reserve Bank as collateral for obligations owing such Federal Reserve Bank without notice to or consent of the Agent or the Borrowers.

         Section 12.12. Costs and Expenses.


         The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and Arranger in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect to all of the foregoing, and all reasonable costs and expenses (including reasonable attorneys' fees), incurred by the Agent, the Banks, the Arranger or any other holders of a Note in connection with a default or the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder or thereunder except that PM shall not be liable or responsible for expenses incurred by the Agent or the Banks in pursuing remedies against the Company. The Borrowers agree to indemnify and save harmless the Banks, the Arranger and the Agent from any and all liabilities, losses, costs and expenses incurred by the Banks, the Arranger or the Agent in connection with any action, suit or proceeding brought against the Agent, the Arranger or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes or out of any action or inaction by the Agent or any Bank hereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party to be indemnified and except that PM shall not be liable for any of such caused by the acts and omissions of the Company. The provisions of this Section 12.12 and the protective provisions of Sections 3 and 4.8 hereof shall survive payment of the Notes.

         Section 12.13. Amendments and Waivers.


         No provision of this Agreement may be amended or waived except in writing signed by the Borrowers and the Required Banks and, if the rights or duties of the Agent are affected thereby, by the Agent; provided that no such amendment or waiver shall, unless signed by all Banks, (i) increase or extend any Commitment or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees due a Bank hereunder,
(iii) change the stated time or manner of any payment of principal of or interest on any Loan or any fees due a Bank hereunder, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, required for the Banks or any of them to take any action under this Section 12.13 or any other provisions of this Agreement or (v) amend or modify Section 1.1, 3.8, 3.9, 3.10, 3.11, 4.8, 7.16, 8, 12.5, 12.6,
12.10, 12.11, 12.12 or 12.13 hereof.

         Section 12.14. Governing Law.


         This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

         Section 12.15. Entire Agreement.


         This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

         Section 12.16. Headings and Severability.


         Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.17.  Consent to Jurisdiction.

         Each Borrower irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Agreement or the Notes. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         Section 12.18.  Service of Process

         Each Borrower agrees that process may be served against it in any suit, action or proceeding referred to in Section 12.17 by sending the same by first class mail, return-receipt requested or by receipted overnight courier service, to the address of such Borrower set forth in Section 12.7. Each Borrower agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         Section 12.19.  No Limitation on Service or Suit

         Nothing in this Agreement or any Note or any modification, waiver, or amendment thereto shall affect the right of the Agent or any Bank to serve process in any manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

         Section 12.20. WAIVER OF TRIAL BY JURY


         EACH OF THE AGENT, THE BANKS AND EACH BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT OR THE BANKS, OR COUNSEL TO THE AGENT OR THE BANKS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE BANKS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH BORROWER ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 12.20.

         Executed and delivered at New York, New York as of this first day of November, 1996.

                                             PHOENIX HOME LIFE MUTUAL
                                             INSURANCE COMPANY
(CORPORATE SEAL)
                                             By: /s/ David W. Searfoss
                                                -------------------------------
                                               David W. Searfoss
                                               Its Executive Vice President

Attest:

/s/ Keith D. Robbins
------------------------
Keith D. Robbins
Assistant Secretary
                                             PM HOLDINGS, INC.
(CORPORATE SEAL)
                                             By: /s/ Raymond E. Cummings, Jr.
                                                -------------------------------
                                               Raymond E. Cummings, Jr.
                                               Its Authorized Person

Attest:

/s/ Keith D. Robbins
------------------------
Keith D. Robbins
Assistant Secretary

         Accepted and agreed to as of the day and year last above written.

Address and Amount and Percentage of
  Commitment:

One Wall Street                              THE BANK OF NEW YORK
New York, New York  10286
Attn: Melanie Shorofsky
Telephone: 212-635-6482
Facsimile: 212-809-9520                      By: /s/ Melanie L. Shorofsky
                                               -------------------------------
                                               Melanie L. Shorofsky
                                               Its: Vice President
                                                   ---------------------------

Commitment:                                  Lending Office:
$30,000,000                                  The Bank of New York
                                             One Wall Street, 18th Floor
Commitment Percentage: 30%                   New York, New York  10286
                                             Attn: Ramona McCottrie


777 Main Street                              FLEET NATIONAL BANK
Hartford, Connecticut  06115
Attn: Juliana B. Dalton
Telephone: 860-986-3127
Facsimile: 860-986-1264                      By: /s/ Anson T. Harris
                                               -------------------------------
                                               Anson T. Harris
                                               Its: Assistant Vice President
                                                   ---------------------------



Commitment:                                  Lending Office:
$25,000,000                                  Fleet National Bank
                                             777 Main Street
Commitment Percentage: 25%                   Hartford, Connecticut  06115
                                             Attn: Emily Jones


600 Peachtree Street NE                      NATIONSBANK, N.A. (SOUTH)
21st Floor S.
Atlanta, Georgia  30308
Attn:  Greg Seib
Telephone: 404-607-4092
Facsimile: 404-607-6318                      By: /s/ Gregory A. Seib
                                               -------------------------------
                                               Gregory A. Seib
                                               Its: Officer
                                                   ---------------------------

Commitment:                                  Lending Office:
$15,000,000                                  600 Peachtree Street NE

                                             21st Floor S.
                                             Atlanta, Georgia  30308
Commitment Percentage: 15%                   Attn: Cathy Matthews


 127 Public Square                           KEY BANK NATIONAL ASSOCIATION
OH-01-27-0606
Cleveland, Ohio  44114
Attn:  Sharon F. Weinstein
Telephone: 216-689-3443
Facsimile: 216-689-4981                      By: /s/ Sharon F. Weinstein
                                               -------------------------------
                                               Sharon F. Weinstein
                                               Its:
                                                    Vice President
                                                   ---------------------------


Commitment:                                  Lending Office:
$15,000,000                                  127 Public Square
                                             OH-01-27-0606
                                             Cleveland, Ohio  44114
Commitment Percentage: 15%                   Attn:  Susan Nealon


108 Myrtle Street                            STATE STREET BANK AND TRUST COMPANY
North Quincy, MA  02171
AH-2 (Mail Stop)
Attn:  Edward M. Anderson
Telephone: 617-985-5301
Facsimile: 617-985-5302                      By: /s/ Edward M. Anderson
                                               -------------------------------
                                               Edward M. Anderson
                                               Its:
                                                   Vice President
                                                   ---------------------------


Commitment:                                  Lending Office:
$13,000,000                                  108 Myrtle Street
                                             North Quincy, MA  02171
                                             AH-2 (Mail Stop)
Commitment Percentage: 13%                   Attn: Toni Pace

100 Constitution Plaza                       WEBSTER BANK
17th Floor
Hartford, Connecticut 06103
Attn:  William P. Kelleher
Telephone: 860-692-1603
Facsimile: 860-692-1602                      By: /s/ William P. Kelleher
                                               -------------------------------
                                               William P. Kelleher
                                             Its:
                                                 Vice President
                                               -------------------------------

                                               Its:
                                                   ---------------------------


Commitment:                                  Lending Office:
$2,000,000                                   100 Constitution Plaza, 17th Floor
                                             Hartford, Connecticut 06103
Commitment Percentage: 2%                    Attn:  Rose Santana

                                    EXHIBIT A

                               COMMITTED LOAN NOTE

$_______________                                              ___________, 1996
                                                              New York, New York

         FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER] (the "Borrower") promises to pay to the order of _____________________ (the "Bank") at the office of The Bank of New York in New York, New York, the principal sum of __________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrower under its Commitment provided for under the Credit Agreement hereinafter mentioned and with each Fixed Rate Loan which is a Committed Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than _______ __, 2001, and with each Domestic Rate Loan to mature and become payable on _______ __, 2001, together with interest on the principal amount of each Committed Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

         The Bank shall record on its books or records or on a schedule to this Committed Loan Note which is a part hereof the principal amount of each Committed Loan, all payments of principal and interest and the principal balances from time to time outstanding, whether such Committed Loan is an Adjusted CD Rate Loan, Eurodollar Loan or Domestic Rate Loan and, in the case of any Fixed Rate Loan, the interest rate and Interest Period applicable thereto; provided that prior to the transfer of this Committed Loan Note all such amounts shall be recorded on a schedule attached to this Committed Loan Note. The record thereof, whether shown on such books or records or on a schedule to this Committed Loan Note, shall be prima facie evidence as to all such information; provided, however, that the failure of the Bank to record any of the foregoing or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Committed Loan Note is one of the Committed Loan Notes referred to in and issued under that certain Credit Agreement, dated as of _____ __, 1996, by and among the Borrower, [INSERT NAME OF OTHER BORROWER], The Bank of New York, as Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement"), and this Committed Loan Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Committed Loan Note, except terms otherwise defined herein, shall have the same meaning as such terms have in the Credit Agreement.

         Prepayments may be made on the Committed Loans evidenced hereby and this Committed Loan Note (and the Committed Loans evidenced hereby) may be declared or may become due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Committed Loan Note.

         This Committed Loan Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws.

                                               [NAME OF BORROWER]

                                               By____________________________
                                                 Its________________________

                                   SCHEDULE TO
                               COMMITTED LOAN NOTE


         Type of
         Committed
         Loan                                                Interest
         Principal     (Domestic       Interest              Amount of
         Amount of     Eurodollar      Rate (if              Period  (if    Principal      Amount of
         Committed     or Adjusted     Fixed Rate            Fixed Rate     Payment or     Interest              Notation
Date     Loan          CD)             Advance)              Advance)       Prepayment     Payment               Made By
----     ---------     ---------       ---------             ---------      ---------      ---------             -------

                                    EXHIBIT B

                                    BID NOTE

                                                            ___________ __, 1996
                                                            New York, New York

         FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER] (the "Borrower"') promises to pay to the order of _________________________________
(the "Bank") at the office of The Bank of New York in New York, New York, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower under the Credit Agreement hereinafter mentioned and with each Bid Loan to mature and become payable on its maturity date as established pursuant to such Credit Agreement, but in no event later than __________ ___, 2001, together with interest on the principal amount of each Bid Loan from time to time outstanding at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

         The Bank shall record on its books or records or on a schedule to this Bid Note which is a part hereof the principal amount, interest rate and maturity date of each Bid Loan and all payments of principal and interest thereon; provided that prior to the transfer of this Bid Note all such amounts shall be recorded on a schedule attached to this Bid Note. The record thereof, whether shown on such books or records or on a schedule to this Bid Note, shall be prima facie evidence as to all such information; provided, however, that the failure of the Bank to record any of the foregoing or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Bid Note is one of the Bid Notes referred to in and issued under that certain Credit Agreement, dated as of __________, 1996, by and among the Borrower, [INSERT NAME OF OTHER BORROWER], The Bank of New York, as Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement"), and this Bid Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Bid Note, except terms otherwise defined herein, shall have the same meaning as such terms have in the Credit Agreement.

         This Bid Note (and the Bid Loans evidenced hereby) may be declared or may become due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Bid Note.

         This Bid Note shall be construed in accordance with and governed by the laws of the State of New York.


                                               [NAME OF BORROWER]

                                               By____________________________
                                                 Its________________________

                                   SCHEDULE TO
                                  BID LOAN NOTE

         Principal     Interest      Maturity     Amount of      Amount of
         Amount of     Rate of       Date of      Principal      Interest              Notation
Date     Bid Loan      Bid Loan      Bid Loan     Payment        Payment               Made By
----     ---------     ---------     --------     ----------     ---------             ---------

                                    EXHIBIT C

                          BID LOAN REQUEST CONFIRMATION

                                               [Date]


The Bank of New York,
as Agent for the Banks
party to the Credit Agreement
referred to below

Attention:

         The undersigned refers to the Credit Agreement, dated as of _______, 1996, as amended from time to time (the "Credit Agreement"), by and among Phoenix Home Life Mutual Insurance Company, PM Holdings, Inc., the Banks named therein and The Bank of New York, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company hereby confirms that it has, on the date hereof, given you notice pursuant to Section 2.2 of the Credit Agreement that it (on [BEHALF OF PM]/[ITS OWN BEHALF]) requests a Borrowing of Bid Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

         (A)      Date of Borrowing of

         Bid Loan (1)                                         ____________

         (B)      Aggregate Principal Amount

         of Borrowing of Bid Loan (2)                         ____________

         (C)      Maturity Date                               ____________

         (D)      Borrower for proposed

         Borrowing                                            ____________



(1) The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 2:30 p.m. (New York time) one (1) Business Day before the proposed Borrowing Date.

(2)      Not less than $1,000,000 and in integral multiples of $1,000,000.

         Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrower shall be deemed to affirm as of such date of acceptance that each of the conditions to Borrowing set forth in subsections (b) and (c) of Section 6 of the Credit Agreement is satisfied.

                                               Very truly yours,

                                               PHOENIX HOME LIFE MUTUAL
                                                INSURANCE COMPANY (3)


                                               By____________________________
                                                 Its________________________


(3)      Insert "on behalf of PM Holdings, Inc." if it is to be the Borrower.

                                    EXHIBIT D

                                INVITATION TO BID

[Name of Bank]                          [Date]
[Address]
Attention:

         Reference is made to the Credit Agreement, dated as of ________ __, 1996, as amended from time to time (the "Credit Agreement") by and among Phoenix Home Life Mutual Insurance Company, PM Holdings, Inc., the Banks named therein and The Bank of New York, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. A Bid Loan Request was made on _____________, ____ pursuant to Section 2.2 of the Credit Agreement, and in that connection you are invited to submit a Bid by [Date] . Your Bid must comply with Section 2.2 of the Credit Agreement and the terms set forth below on which such Bid Loan Request was made.

         (A)      Date of Proposed Borrowing

                  of Bid Loan                          _____________

         (B)      Maturity Date                        _____________

         (C)      Borrower                             _____________

         (D)      Amount of Proposed Borrowing

                  of Bid Loan                          _____________

         (E) The Bid must be received by The Bank of New York not later than 9:00 a.m. (New York time) on the proposed Borrowing Date.

                                               Very truly yours,

                                               THE BANK OF NEW YORK
                                                as Agent for the Banks

                                               By____________________________
                                                 Its________________________

                                    EXHIBIT E

                               CONFIRMATION OF BID

                                         [Date]

The Bank of New York,
  as Agent for the Banks party to the
  Credit Agreement referred to below

Attention:

         The undersigned refers to the Credit Agreement, dated as of ____________, 1996, as amended from time to time (the "Credit Agreement") by and among Phoenix Home Life Mutual Insurance Company, PM Holdings, Inc., the Banks named therein and The Bank of New York, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 2.2 of the Credit Agreement, in response to the Bid Loan Request made on ___________, ____, and in that connection sets forth below the terms on which such Bid is made:

                  Date of proposed Borrowing of Bid Loan: _______________.

                  Borrower: _____________________________________________.

                  Principal
                  Amount          $____________.

                  Interest Rate: ___% per annum.

                  Maturity Date: ______________.


                                               Very truly yours,

                                               [NAME OF BANK)


                                               By____________________________
                                                 Its________________________

                                    EXHIBIT F

                           NOTICE OF ACCEPTANCE OF BID

[Name of Bank]                          [Date]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of __________, 1996, as amended from time to time (the "Credit Agreement") by and among Phoenix Home Life Mutual Insurance Company, PM Holdings, Inc., the Banks named therein and The Bank of New York, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. A Bid Loan Request was made on ______________, 19____ pursuant to Section 2.2 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

         (A)      Date of Borrowing of Bid Loan        ______________

         (B)      Principal Amount of Bid Loan         $_____________

         (C)      Borrower                             ________________________

         (D)      Maturity                             ______________

         (E)      Interest Rate                        ____% per annum


                                               Very truly yours,

                                               THE BANK OF NEW YORK
                                                as Agent for the Banks

                                               By____________________________
                                                 Its________________________

                                   EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                              BORROWING CERTIFICATE

The Bank of New York for itself and as Agent for the Banks from time to time party to the Credit Agreement, dated as of ________ __, 1996 by and among Phoenix Home Life Mutual Insurance
Company, PM Holdings, Inc., the Banks signatory thereto and The Bank of New York, as Agent

Attention: _______________

Ladies and Gentlemen:

         We refer to the Credit Agreement, dated as of _______ ___, 1996, as currently in effect, as amended from time to time (the "Credit Agreement"). Capitalized terms used without definition below have the meanings ascribed to them in the Credit Agreement. We hereby confirm our request for Loans to be made to ________________ in the aggregate principal amount of $_____________ to be funded by the Banks under the Credit Agreement on ______________ as a ________________(1), and in that regard represent to you that each of the conditions to Borrowing set forth in subsections (b) and (c) of Section 6 of the Credit Agreement is satisfied.

         Dated as of this ___ day of _____________, ____.

                                               PHOENIX HOME LIFE MUTUAL
                                               INSURANCE COMPANY (2)


                                               By____________________________
                                                 Its________________________


cc:      Melanie Shorofsky







--------
(1) Domestic Rate Loan, Adjusted CD Rate Loan or Eurodollar Loan, as appropriate.

(2)      Insert "on behalf of PM Holdings, Inc.", if it is to be the Borrower.

                                    EXHIBIT I

                             CERTAIN TAX ASSESSMENTS

                                      NONE